UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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POLYONE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2020

Annual Meeting of Shareholders

and Proxy Statement

PolyOne Corporation

MESSAGE FROM OUR CEO

March 30, 2020

Dear Fellow Shareholder:

You are cordially invited to attend and participate in the PolyOne Corporation Annual Meeting of Shareholders (the “Annual Meeting”), which will be held virtually via live webcast at 9:00 a.m. on Thursday, May 14, 2020.  You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/POL2020 at the meeting date and time described in the accompanying Proxy Statement.

We have decided to hold the Annual Meeting virtually this year due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our associates and shareholders.  We believe that hosting a virtual meeting in the current environment will enable greater shareholder attendance and participation from any location around the world and improves our ability to communicate more effectively with our shareholders.

A Notice of the 2020 Annual Meeting of Shareholders, a proxy summary and the Proxy Statement follow. Please review this material for information concerning the business to be conducted at the Annual Meeting and the nominees for election to our Board of Directors (the “Board”).

You will also find enclosed a proxy and/or voting instruction card and an envelope in which to return the card. Whether or not you plan to attend and participate in the Annual Meeting, please complete, sign, date and return your enclosed proxy and/or voting instruction card, or vote by telephone or over the Internet, as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Your vote is very important. You may, of course, withdraw your proxy and change your vote prior to or at the Annual Meeting by following the steps described in the Proxy Statement.

I appreciate the strong support of our shareholders over the years and hope that you will be able to attend and participate in this year’s Annual Meeting.

Sincerely,

Robert M. Patterson
Chairman, President and Chief Executive Officer
PolyOne Corporation

Please refer to the accompanying materials for voting instructions.

i

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 14, 2020

9:00 a.m. Eastern Time

To be held online at www.virtualshareholdermeeting.com/POL2020

We are pleased to invite you to join our Board, senior leadership and other associates of PolyOne Corporation (“PolyOne” or the “Company”) for the Annual Meeting.

Record Date

The Board set March 17, 2020 as the record date for the Annual Meeting and owners of record of common shares of PolyOne as of the close of business on that date are eligible to:

•	Receive this notice of the Annual Meeting; and
•	Vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Voting Matters and Vote Recommendations

Proposals For Your Vote	Board Recommendation
1 Elect ten nominees to our Board	Vote FOR Each
2 Approve, on an advisory basis, our Named Executive Officer compensation	Vote FOR
3 Approve the PolyOne Corporation 2020 Equity and Incentive Compensation Plan	Vote FOR
4 Ratify Ernst & Young LLP (“EY”) as our independent registered public accountants for 2020	Vote FOR
Shareholders will also consider and transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please ensure that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by telephone or over the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

March 30, 2020	For the Board of Directors Lisa K. Kunkle Senior Vice President, General Counsel & Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting to be held on May 14, 2020:

The proxy statement, proxy card and annual report to shareholders for the fiscal year ended December 31, 2019 are available at our Internet website, www.polyone.com, on the

“Investor Relations” page.

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PROXY SUMMARY

PROXY SUMMARY

This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

VOTING AND MEETING INFORMATION

Your vote is important to the future of the Company. Please carefully review the proxy materials for the Annual Meeting, which will be held virtually via live webcast on Thursday, May 14, 2020 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/POL2020. Follow the instructions below to cast your vote on all of the voting matters.

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our associates and shareholders, we have planned to hold our Annual Meeting solely online this year.  We believe that hosting a virtual meeting in the current environment will enable greater shareholder attendance and participation from any location around the world and improves our ability to communicate more effectively with our shareholders.  We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting.

We are mailing this proxy statement and the enclosed proxy card and, if applicable, the voting instruction card, to shareholders on or about March 30, 2020.

Attendance and Participation

Our completely virtual Annual Meeting will be conducted on the internet via live webcast.  You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/POL2020. Shareholders will be able to vote their shares electronically during the Annual Meeting.

Shareholders as of the close of business on March 17, 2020, the record date for the Annual Meeting, may attend and participate in the Annual Meeting.  To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form.  The Annual Meeting webcast will begin promptly at 9:00 a.m. Eastern Time.  We encourage you to access the Annual Meeting prior to the start time.  Online access will begin at 8:45 a.m. Eastern Time.

The virtual Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins.  Participants should ensure that they have a strong Wi-Fi connection wherever they intend to attend and participate in the Annual Meeting.  Participants should also give themselves plenty of time to log in prior to the start of the Annual Meeting.

Who is Eligible to Vote

You are entitled to vote if you were a shareholder as of the close of business on March 17, 2020, the record date for the Annual Meeting. Each common share is entitled to one vote for each Board of Director nominee and one vote for each of the other proposals to be voted on.

•

Shareholders of Record: If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the shareholder of record with respect to those shares.  As a shareholder of record, you may vote during the Annual Meeting by participating in the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/POL2020 or you may vote by proxy.

•

Beneficial Owners of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are the beneficial owner of shares held in “street name,” and the organization with which you have an account is considered the shareholder of record for purposes of voting.

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PROXY SUMMARY

As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.  You are also invited to attend, participate in, and vote at the Annual Meeting online at www.virtualshareholdermeeting.com/POL2020.

Advance Voting Methods

Even if you plan to attend and participate in our Annual Meeting, if you are a registered holder, please cast your vote as soon as possible using one of the following advance voting methods:

Visit www.proxyvote.com to vote your proxy OVER THE INTERNET until 11:59 p.m. (ET) on May 13, 2020.
Call 1-800-690-6903 to vote your proxy BY TELEPHONE until 11:59 p.m. (ET) on May 13, 2020.
Sign, date and return your proxy card/voting instruction form to vote BY MAIL.

Each shareholder’s vote is important. Please submit your vote and proxy by telephone or over the Internet, or complete, sign, date and return your proxy or voting instruction form.

Voting During the Annual Meeting

Shareholders may vote their shares electronically online during the Annual Meeting.  If you choose to vote your shares online during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/POL2020.  You will need the 16-digit control number included on your proxy card or voting instruction form.  Voting electronically online during the Annual Meeting will replace any previous votes.

Questions

Shareholders may submit questions during the Annual Meeting.  If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/POL2020, and following the instructions on the meeting platform.

Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.  Questions regarding personal matters, including those related to employment or product issues, are not pertinent to Annual Meeting matters and therefore will not be answered.

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PROXY SUMMARY

Company Operating Performance

PolyOne delivered its 10th consecutive year of adjusted earnings per share (“EPS”) growth in 2019, expanding earnings by 12%.  Our Specialty Engineered Materials  (“SEM”) segment led the way, increasing revenue and operating income 16% and 20%, respectively.   Our PolyOne Distribution segment generated record operating income of $75 million in 2019 representing a 6% increase from 2018.  Our investments in and resulting performance of composites, barrier technologies and other sustainable solutions have helped to offset a weak demand environment in a number of end markets and regions to deliver distinguished performance for the year.

Additional 2019 Company performance highlights include:

•     Full year 2019 Generally Accepted Accounting Principles (“GAAP”) EPS was $0.92, compared to $1.09 in 2018.  2019 EPS was impacted by provisions for earn-out payments related to the Fiber-Line LLC (“Fiber-Line”) and PlastiComp, Inc. acquisitions as well as environmental related charges.

•     Adjusted EPS frgoom continuing operations in 2019 increased to $1.69, a 12% increase from $1.51 in 2018.(1)

•     We continued to return cash to shareholders by increasing the dividend for the 9th consecutive year and by repurchasing 1 million shares of PolyOne common stock.

•     PolyOne has delivered ten consecutive years of adjusted EPS growth.

•     Since 2011, we have returned over $1.2 billion to shareholders through dividends and share repurchases.

•     We acquired specialty company Fiber-Line in January of 2019.

•     We announced transformative portfolio improvements by divesting our Performance Products and Solutions (“PP&S”) segment and signing an agreement to acquire Clariant AG’s (“Clariant”) global masterbatch business (the “Masterbatch Business”).

(1)

Adjusted EPS reported in this proxy statement differs from what is reported under United States GAAP. See Appendix A for an explanation of management’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Our Company Culture

Our strong performance reflects the Company culture we strive to create, which is made possible through the dedication and hard work of our global associates.  Our mission is to become the world’s premier provider of specialized polymer and sustainable solutions as we execute our proven four-pillar strategy of Specialization, Globalization, Commercial Excellence and Operational Excellence.  We, in turn, support our associates’ efforts by investing in them and aligning compensation accordingly.

Our core values of Collaboration, Innovation and Excellence, and our personal values of Integrity, Honesty and Respect, are critical to our culture and underpin all that we do.

Ultimately, we aim to create a world-class, sustainable organization.  This is captured in our four cornerstones of sustainability which we report on extensively in our Sustainability Report and our Annual Report.   We refer to these as the 4Ps: People, Products, Planet and Performance.

The 4Ps of Sustainability at PolyOne

People

Our “safety first” culture has been built and refined over years of discipline, awareness and a commitment to reducing risk wherever we see it.  This continued in 2019, and our 0.56 injury incident rate remained world-class in our industry, as we remain an American Chemistry Council Responsible Care® certified company.

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PROXY SUMMARY

Our commitment to People, our “Human Capital”, has led to the creation and expansion of Employee Resource Groups (ERGs) at PolyOne to advance diversity and inclusion.  The vision that guides their efforts is consistent and unwavering: to be the company of choice for all.

Lead by Women, PRIDE at PolyOne and HYPE are each associate-led ERGs that provide programming, education, awareness and development opportunities for our global workforce.

Health and wellness remains crucial in our commitment to our people.  This includes many preventive tools and resources, as well as special events hosted globally, like our annual PolyOne Fun Run and Walk.  Last year more than 3,500 associates participated in a physical activity focused on promoting healthy lifestyles in 57 events taking place in 22 countries.

Talent and leadership development of our team also remains a priority and part of the commitment we make to our associates worldwide.  Our hallmark programs of NextGen and PolyMasters continue to develop tomorrow’s leaders today, and in 2019 we launched a new program called ENGAGE, which connects our front-line manufacturing associates to our culture, customers and co-workers to drive future engagement and performance.

Products

Innovation is the lifeblood of a specialty company, and our transformation to a specialty company has been defined by the ongoing evolution of our portfolio offerings to meet the product performance needs of our customers.  In no single year in our Company’s history has such a monumental specialty portfolio improvement taken place as in 2019.

M&A remains a key component of maintaining material science competitiveness that can enable our customers’ sustainability goals and in turn drive performance at PolyOne.  Composites is a high-growth area where we’ve invested, such as in January when we purchased Fiber-Line, a global leader in customized engineered fibers and composite materials that serves the fiber optic cable, oil & gas, industrial and consumer industries.  In October, we divested our PP&S segment which consisted predominately of the legacy Geon® vinyl business for $775 million.  Two months later in December, we announced an agreement to purchase Clariant’s Masterbatch Business, a landmark acquisition and a watershed moment for our Company.

Our in-house innovation pipeline remains robust, as we leverage our formulation expertise and sustainable solutions portfolio.  Our sustainable solutions portfolio focuses on ways we help customers achieve their sustainability goals, and the technology offerings have grown at a 9% compounded annual growth rate since 2016.

Another excellent measurement of our innovation performance is our Vitality Index, which represents Company revenue from products that have been in our portfolio for less than five years.  For 2019, our Vitality Index was 37%, which we view as world-class.

Planet

The need to take care of our precious planet has never been more important. Governments, industry and consumers each must take accountability and play active roles to achieve sustainability.  At PolyOne, we take action in many ways, including through community clean-up efforts as well as efficiency initiatives and continuous improvement in our operations.

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PROXY SUMMARY

Our Lean Six Sigma (LSS) program is the foundation of our efficiency efforts.  More than 3,400 active associates have been trained in LSS, and at any given time there are approximately 450 process improvement projects underway. These and other projects benefit the planet by minimizing the amount of natural resources required to safely manufacture, transport and ensure first-time quality material to our customers.

Plastic waste is an issue impacting our world, and we were very proud to have joined the Alliance to End Plastic Waste (AEPW) in 2019 as a founding member.  AEPW is a $1.5 billion collaborative of more than 40 global organizations with four focus areas:  Innovation, Education, Infrastructure and Clean-Up.  AEPW’s mission is to develop, deploy and bring to scale solutions that help end plastic waste and promote solutions for used plastics, including reuse, recovery and recycling plastic to keep it out of the environment.

Additionally, PolyOne is a member of the American Chemistry Council and Plastic Industry Association’s Operation Clean Sweep®, a set of guidelines for process, training and audit of our operations to prevent plastic pellet loss into the environment.  Our local facilities also host litter clean up events in our communities and promote awareness about responsible waste management.  This is in addition to the 16 hours of paid time off every PolyOne associate receives each year to volunteer for any non-profit organization they are passionate about and can improve the community.  Our United Way campaign remains an important financial driving force as well, and since 2007 our associates in North America have given generously, raising more than $14 million.

Performance

Our fourth “P” is for Performance, and it is inextricably linked to the other three.  For 2019, we delivered $1.69 of adjusted EPS, a 12% increase and the 10th consecutive year of expansion.  It is a remarkable achievement that we are proud of, yet we are still enthusiastic about building upon.

(1)

Adjusted EPS reported in this proxy statement differs from what is reported under United States GAAP. See Appendix A for an explanation of management’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

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PROXY SUMMARY

We also delivered value for our shareholders in other ways, such as raising our dividend for the 9th consecutive year, and repurchasing 1 million shares.  For the year, our stock price increased 32%, outpacing the S&P 500 and S&P Mid Cap Index.

Additional performance commentary is provided in the Company Operating Performance section of this proxy statement, on the Investor Relations section of polyone.com, in our 2019 Annual Report and during our quarterly earnings conference calls.  Information on our website is not deemed a part hereof, unless explicitly incorporated by reference.

Impact of Our Performance on Named Executive Officer 2019 Compensation

Our 2019 compensation reflected our pay-for-performance philosophy of aligning executive compensation directly with our financial performance.

2019 Annual Incentive Program

We set aggressive goals for each of our performance measures in our 2019 annual cash incentive program (the “2019 Annual Incentive Program”). Our performance in 2019 resulted in the executive officers named in the 2019 Summary Compensation Table of this proxy statement (the “Named Executive Officers”) earning a payout under the 2019 Annual Incentive Program.

Our Named Executive Officers for 2019 are:

Name	Title
Robert M. Patterson	Chairman, President and Chief Executive Officer
Bradley C. Richardson	Executive Vice President, Chief Financial Officer
Lisa K. Kunkle	Senior Vice President, General Counsel & Secretary
Michael A. Garratt	Senior Vice President, Chief Commercial Officer
Joel R. Rathbun	Senior Vice President, Mergers & Acquisitions

Mr. Patterson, Mr. Richardson, Ms. Kunkle, Mr. Garratt, and Mr. Rathbun’s 2019 Annual Incentive Program opportunities were based on consolidated Company results.

The following table shows, for each Named Executive Officer, the target 2019 Annual Incentive Program payout opportunity, the percentage of such payout opportunity earned based on 2019 performance, and the dollar value of the actual payout.

2019 Annual Incentive Program Payouts
Named Executive Officer	2019 Target Opportunity ($)	Payout (%)	Payout ($)
Mr. Patterson	$1,260,000	64.3%	$810,180
Mr. Richardson	$427,000	64.3%	$274,561
Ms. Kunkle	$255,000	64.3%	$163,965
Mr. Garratt	$261,000	64.3%	$167,823
Mr. Rathbun	$246,000	64.3%	$158,178

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PROXY SUMMARY

2019 Long-Term Incentive Program

In 2019, the Named Executive Officers earned an 89% cash-settled performance unit payout under the Amended and Restated PolyOne Corporation 2010 Equity and Performance Incentive Plan (the “2010 Plan”). The payout was earned based on PolyOne adjusted EPS performance over four equally-weighted performance periods as noted below.

2017 – 2019 Cash-Settled Performance Units Performance Measure: Adjusted EPS
Performance Periods	Weighting	Target	Result	Payout %
January 1, 2017 – December 31, 2017	25%	$2.27	$2.18	70%
January 1, 2018 – December 31, 2018	25%	$2.44	$2.43	98%
January 1, 2019 – December 31, 2019	25%	$2.46	$2.42	96%
January 1, 2017 – December 31, 2019	25%	$7.17	$7.03	93%
Total Attainment				89%

Adjusted EPS (threshold, target and maximum levels, and results) with respect to the incentives described above were calculated with adjustments for acquisitions, divestitures and special items pursuant to the terms of the 2019 Annual Incentive Program and the 2017-2019 long-term incentive program (the “2017-2019 Long-Term Incentive Program”) and as approved by the Compensation Committee.

For information on the terms and conditions of these incentive programs, see the “What We Pay and Why: Elements of Compensation” section of this proxy statement.

Our Director Nominees and Committee Membership

You are being asked to vote on the election of ten Directors.  Detailed information about each Director nominee’s background, qualifications, attributes, skills and experience can be found beginning on page 12.

Name	Age	Director Since	Principal Position	Notable Skills and Experiences	Independent	Committee Membership (M=Member, C=Chair)
						AC	CC	G&CRC*	EH&SC
Robert E. Abernathy	65	2018	Retired Chairman and Chief Executive Officer, Halyard Health, Inc.	Financial, International, Industry Experience, Regulatory, Technology, HR, Operations, Environmental, Corporate Governance	Yes	M	M
Richard H. Fearon	64	2004	Lead Director Vice Chairman and Chief Financial and Planning Officer, Eaton Corporation	Financial, International, Industry Experience, Regulatory, Technology, HR, Operations, Corporate Governance	Yes		M	C
Gregory J. Goff	63	2011	Retired Executive Vice Chairman, Marathon Petroleum Corporation	Financial, International, Industry Experience, Technology, HR, Operations, Environmental, Corporate Governance	Yes			M	C
William R. Jellison	62	2015	Retired Vice President, Chief Financial Officer, Stryker Corporation	Financial, International, Industry Experience, Regulatory, Technology, Operations, Corporate Governance	Yes	C			M

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PROXY SUMMARY

Name	Age	Director Since	Principal Position	Notable Skills and Experiences	Independent	Committee Membership (M=Member, C=Chair)
						AC	CC	G&CRC*	EH&SC
Sandra Beach Lin	62	2013	Retired President, Chief Executive Officer and Director of Calisolar, Inc.	Financial, International, Industry Experience, Regulatory, Technology, HR, Operations, Environmental, Corporate Governance	Yes	M		M
Kim Ann Mink, Ph.D.	60	2017	Former Chairman, President and Chief Executive Officer, Innophos Holdings, Inc.	Financial, International, Industry Experience, Regulatory, Technology, HR, Operations, Corporate Governance	Yes	M			M
Robert M. Patterson	47	2014	Chairman, President and Chief Executive Officer, PolyOne	Financial, International, Industry Experience, HR, Operations, Corporate Governance	No				M
Kerry J. Preete	59	2013	Retired Executive Vice President, Chief Strategy Officer, Monsanto Company	International, Industry Experience, Regulatory, Technology, HR, Operations, Environmental	Yes		C	M
Patricia Verduin, Ph.D.	60	2019	Chief Technology Officer, Colgate-Palmolive Company	International, Industry Experience, Regulatory, Technology, HR, Operations, Environmental, Corporate Governance	Yes			M	M
William A. Wulfsohn	58	2011	Former Chairman and Chief Executive Officer, Ashland Global Holdings Inc.	Financial, International, Industry Experience, Technology, HR, Operations, Environmental, Corporate Governance	Yes	M	M

* Reflects the change in the name of the Nominating and Governance Committee to the Governance and Corporate Responsibility Committee.

Our ten Director nominees exhibit an effective mix of diversity, experience and fresh perspective:

Average Tenure	Average Age	Gender Diversity
6	60	30%
Years	Years	Women

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PROXY SUMMARY

Governance Highlights

As part of our commitment to overall excellence, our Company’s governance practices include the following:

Director Independence

•	Strong commitment to Director independence: Nine out of our ten Director nominees are independent
•	The independent Directors regularly hold executive sessions, led by the independent Lead Director

Independent Lead Director

•	The independent Directors have selected Richard H. Fearon to serve as independent Lead Director
•	Among other responsibilities, the independent Lead Director:

✓	Chairs executive sessions of the non-employee Directors and provides feedback and perspective to the Chief Executive Officer (“CEO”) regarding discussions at these sessions
✓	Facilitates communications between the Chairman of the Board and other members of the Board
✓	Provides input from the Directors to the Chairman of the Board with regard to agendas and schedules for Board meetings
✓	Advises the Chairman of the Board as to the quality, quantity and timeliness of the flow of information from management to the Board and regarding the effectiveness of Board meetings
✓	Interviews all Board candidates, and provides the Governance and Corporate Responsibility Committee with recommendations on each candidate
✓	Maintains close contact with the Chair of each standing committee and assists in maintaining communications between each committee and the Board
✓	Considers the retention of advisers and consultants who report directly to the Board
✓	Chairs Board meetings when the Chairman of the Board is unable to do so

Board Oversight of Risk Management

•	The Board oversees risk management, setting appropriate “tone at the top”
•	The Board assesses and analyzes the most likely areas of current and future risk for the Company on an on-going basis
•	The Board regularly communicates with management regarding material risks and to convey its expectations clearly

Stock Ownership Requirements

•	We maintain robust stock ownership requirements
•	The stock ownership requirement for our CEO is 125,000 shares and for all other Directors is 12,500 shares (within five years of onboarding)

Board Practices

•	Our Board annually conducts an evaluation of its performance, which includes a peer evaluation of each Director
•

The Governance and Corporate Responsibility Committee reviews criteria for Board membership and considers changes as needed so that the Board continues to reflect the appropriate mix of skills and experience

•

Non-employee Directors may not stand for re-election following the date of the Director’s 72nd birthday, although the Board may waive this limitation if it determines such waiver to be in the best interests of the Company

•	All Directors stand for election annually
•	We maintain a majority voting policy for uncontested Director elections

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PROXY STATEMENT

POLYONE CORPORATION

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

PROXY STATEMENT

Dated March 30, 2020

Our Board respectfully requests your proxy for use at the Annual Meeting to be held virtually via live webcast at 9:00 a.m. on Thursday, May 14, 2020, and at any adjournments or postponements of that meeting. This proxy statement is to inform you about the matters to be acted upon at the Annual Meeting.

If you are a shareholder of record and attend and participate in the Annual Meeting, you may vote your shares electronically online during the Annual Meeting. If you are a shareholder of record and do not attend and participate in the Annual Meeting, your shares may still be voted at the Annual Meeting if you vote by telephone or over the Internet, or sign and return the enclosed proxy card, in each case, as described below.

The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are printed on the proxy cards.  If your shares are held by a brokerage firm, bank, or other similar organization (in street name), that entity will give you separate voting instructions.

Persons entitled to direct the vote of shares held by the PolyOne Retirement Savings Plan and the PolyOne Canada Retirement Savings Program will also receive a proxy and voting instruction card. If you receive a proxy and voting instruction card for one of these plans, you must sign and return the card as indicated on the card in order to instruct the trustee on how to vote the shares held under the relevant plan.  You will not be able to vote shares held in these plans electronically online during the Annual Meeting.

If you are a shareholder of record, you may revoke your proxy before it is voted by: (i) sending a written notice to our Secretary bearing a later date than the previously delivered proxy, stating that you revoke your proxy; (ii) mailing a completed and signed proxy card bearing a later date than the previously delivered proxy; (iii) voting by telephone or Internet at a later date than the previously delivered proxy; or (iv) participating in the Annual Meeting and voting electronically online during the Annual Meeting.  Persons entitled to direct the vote of shares held by the PolyOne Retirement Savings Plan and the PolyOne Canada Retirement Savings Program may revoke their proxy and voting instruction card before the trustee votes the shares held by it by giving notice in writing to the trustee.  If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on your voting instruction card, contact your bank, broker or other nominee in order to revoke your previously delivered proxy, or participate in the Annual Meeting and vote electronically online during the Annual Meeting.

Common shares represented by a properly signed proxy card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted: (1) to elect each of the nominees listed in the “Proposal 1 – Election of Board of Directors” section of this proxy statement; (2) to approve, on an advisory basis, our Named Executive Officer compensation; (3) to approve the PolyOne Corporation 2020 Equity and Incentive Compensation Plan; and (4) to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

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ELECTION OF BOARD OF DIRECTORS

PROPOSAL 1 — ELECTION OF BOARD OF DIRECTORS

Our Board currently consists of 10 Directors.  Each Director serves for a one-year term until a successor is duly elected and qualified, subject to the Director’s earlier death, retirement or resignation. Our Corporate Governance Guidelines provide that non-employee Directors may not stand for re-election following the date of the Director’s 72nd birthday, although the Board may waive this limitation if it determines that such a waiver is in PolyOne’s best interests.

A shareholder who wishes to nominate a person for election as a Director must provide written notice to our Secretary in accordance with the procedures specified in Regulation 12 of our Code of Regulations (“Regulations”). Generally, the Secretary must receive the notice at our principal executive offices not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. The notice must set forth, as to each nominee, among other things, the name, age, and other identifying information, principal occupation and employment during the past five years, name and principal business of any corporation or other organization in which such occupation and employment were carried on, certain information regarding Company securities ownership, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee’s signed consent to serve as a Director if elected. The notice must set forth the name and address of, and the number of our common shares owned by, the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other shareholders believed to be supporting such nominee.

Following are the nominees for election as Directors for terms expiring in 2020, a description of the business experience of each nominee and the names of other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. Each nominee for election as Director was previously elected by our shareholders.  The composition of the Board is intended to reflect an appropriate mix of skill sets, experience and qualifications that are relevant to PolyOne’s business and governance over time.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that the nominee should serve as a Director, the Board also believes that all of our Director nominees are individuals of substantial accomplishment with demonstrated leadership capabilities. Each of our Director nominees also has the following personal characteristics, which are required attributes for all Board nominees: high ethical standards, integrity, sound judgment and an ability to devote sufficient time to the affairs of our Company. The information below is current as of March 17, 2020.

Our Board recommends a vote FOR all the nominees listed below.

11

ELECTION OF BOARD OF DIRECTORS

Robert E. Abernathy

Retired Chairman and Chief Executive Officer of Halyard Health, Inc., a medical technology company that focuses on eliminating pain, speeding recovery, and preventing infection for healthcare providers and patients worldwide. Mr. Abernathy served as Chief Executive Officer of Halyard Health from its spinoff from Kimberly-Clark in October 2014 until his retirement in June 2017, during which time he also served as Chairman. He continued as Chairman until September 2017. Prior to that, he worked for Kimberly-Clark, a global personal care products company. He joined Kimberly-Clark in 1982 and served in numerous roles of increasing responsibility, including President, Global Healthcare from June 2014 until October 2014 and Executive Vice President, from November 2013 to June 2014.

Qualifications, Attributes, Skills and Experience: We believe that our Company can capitalize on Mr. Abernathy’s significant global experience, particularly in developing markets. Further, Mr. Abernathy’s prior role as a Chief Executive Officer of a publicly traded company and service on several other external boards will enable him to provide relevant and topical advice on issues affecting public companies. Mr. Abernathy’s unique perspective gained while working in the healthcare and consumer products industries can add value when evaluating our commercial relationships in those industries.

Current Directorships: Haemonetics Corporation

Former Directorships: Halyard Health, Inc., RadioShack Corp., Lubrizol Corp., Kimberly-Clark de Mexico

Age: 65

Director since: 2018

Richard H. Fearon

Lead Director of our Board since May 2015. Chief Financial and Planning Officer of Eaton Corporation, a global manufacturing company since April 2002 and Vice Chairman since January 2009. Mr. Fearon is responsible for the accounting, control, corporate development, information systems, internal audit, investor relations, strategic planning, tax and treasury functions of Eaton. Prior to Eaton, Mr. Fearon worked at several large diversified companies, including Transamerica Corporation, NatSteel Limited and The Walt Disney Company. He also serves on the boards of the Cleveland Museum of Art and Manufacturers Alliance, a trade organization of leading manufacturing companies.

Qualifications, Attributes, Skills and Experience: We believe that Mr. Fearon’s years of experience as Eaton’s Chief Financial Officer, together with his years of service at other large global companies, enable him to provide the Board with important insight and leadership. He has comprehensive knowledge of financial accounting standards and extensive experience in financial statement preparation, corporate finance, corporate development, risk management, and investor relations. As a sitting executive and leader at a multi-national corporation, Mr. Fearon is particularly equipped to advise our Board on current issues facing our Company. Further, given that he has served as Lead Director since 2015, during which time he has shown deep engagement with our Company reflected by his perfect attendance record at Board and Committee meetings, he also provides significant governance expertise.

Current Directorships: Eaton Corporation plc, Crown Holdings, Inc.

Former Directorships: Southern Steel Bhd, Centurion Industries Ltd.

Age: 64

Director since: 2004

Gregory J. Goff

Retired Executive Vice Chairman of Marathon Petroleum Corporation, a leading, integrated, downstream energy company. Mr. Goff served in this capacity from 2018 to 2019. Prior to Marathon’s acquisition of Andeavor (formerly Tesoro Corporation), Mr. Goff served as President and Chief Executive Officer from 2010 to 2018, and as Chairman from December 2014 to 2018, of Andeavor, a leading company in the independent refining and marketing business. He also served as Chairman and Chief Executive Officer of Andeavor Logistics LP (formerly Tesoro Logistics LP), a NYSE-listed master limited partnership that owned, operated and developed crude oil and refined products and logistics assets, from April 2011 to 2018. Prior to joining Tesoro in 2010, Mr. Goff worked for ConocoPhillips Corporation, an integrated energy company, where he held a number of senior leadership positions, most recently Senior Vice President Commercial from 2008 to 2010.

Qualifications, Attributes, Skills and Experience: We believe that, as a Board member with proven leadership capabilities and as an executive who has extensive international business experience across Europe, Asia and Latin America, Mr. Goff provides a unique perspective on our strategy and operations. Mr. Goff’s deep understanding of the energy industry and specialty chemical businesses provides valuable insight into PolyOne’s strategic planning. His experience as the Chief Executive Officer of a large, independent refining and petroleum products marketing company and his participation as a member of national trade associations provide him with valuable experience that can enhance our Board.

Current Directorships: Enbridge Inc.

Former Directorships: Marathon Petroleum Corporation, MPLX GP, TLGP, Andeavor, DCP Midstream GP, LLC, QEP Midstream Partners, LP, and Western Logistics GP LLC

Age: 63

Director since: 2011

12

ELECTION OF BOARD OF DIRECTORS

William R. Jellison

Retired Vice President, Chief Financial Officer of Stryker Corporation, one of the world’s leading medical technology companies. Mr. Jellison served in this capacity from 2013 to 2016. Prior to joining Stryker, Mr. Jellison served as the Senior Vice President and Chief Financial Officer of Dentsply International, the world’s largest manufacturer of professional dental products, from 1998 to 2013, except for a roughly two-year period of time between 2002 and 2005 when he was a Senior Vice President with full P&L responsibilities for some of Dentsply’s operating divisions located in the U.S., Europe and Asia. Mr. Jellison began his career with the Donnelly Corporation, a publicly traded international automotive parts supplier, where he served in several senior leadership roles, advancing to Vice President of Finance. Mr. Jellison is also currently a Senior Advisor for Astor Place Holdings, the Private Equity arm of Select Equities, and consults with other private equity and investment management firms in the medtech industry.

Qualifications, Attributes, Skills and Experience: We believe that Mr. Jellison brings a unique perspective, especially with respect to opportunities to further specialize in the healthcare industry. In addition, Mr. Jellison brings substantial financial experience from a large, publicly-traded company to the Board. His experience abroad also provides him with diverse operating experiences in international markets, which provides the Board with a meaningful global business perspective. Mr. Jellison is able to use his experience in serving as an executive at a respected medtech company to guide our Board in driving further specialization.

Current Directorships: Young Innovations

Former Directorships: None

Age: 62

Director since: 2015

Sandra Beach Lin

Retired President, Chief Executive Officer and Director of Calisolar, Inc. (now Silicor Materials Inc.), a solar silicon company.  Ms. Lin served in this capacity from 2010 to 2011. She was Executive Vice President, then Corporate Executive Vice President, at Celanese Corporation, a global hybrid chemical company, from 2007 to 2010. Prior to Celanese, Ms. Lin held global senior executive positions at Avery Dennison Corporation, Alcoa and Honeywell International.

Qualifications, Attributes, Skills and Experience: We believe that Ms. Lin’s extensive senior executive experience, including as a Chief Executive Officer, leading global businesses in multiple industries provides her with valuable skills to serve on our Board. She has a deep understanding of the specialty chemicals industry, a strong operational foundation and wide-ranging international experience. Ms. Lin also currently serves as a director for two other public companies and one privately-held biomedical polymer company, which provides her with additional experience she utilizes while serving as a valued member of our Board. Furthermore, we believe that Ms. Lin, as a woman, enhances gender diversity of the Board and that having a more diverse Board leads to greater innovation, unique thinking and better governance.

Current Directorships: American Electric Power Company, Inc., Trinseo S.A., and Interface Biologics Inc.

Former Directorships: WESCO International, Inc.

Age: 62

Director since: 2013

Kim Ann Mink, Ph.D.

Former Chairman, President and Chief Executive Officer of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional functional ingredients, with applications in food, health and industrial specialties markets.  Dr. Mink served in this capacity from 2015 to 2020. Prior to joining Innophos, Dr. Mink served as Business President of Elastomers, Electrical and Telecommunications at the Dow Chemical Company, a specialty chemicals provider, from September 2012 to December 2015. She joined Dow in April 2009 as Global General Manager, Performance Materials and President and Chief Executive Officer of ANGUS Chemical Co. (then a fully-owned subsidiary of Dow Chemical). Prior to joining Dow, she was Corporate Vice President and Global General Manager, Ion Exchange Resins at the Rohm and Haas Company (now a fully-owned subsidiary of Dow), where she spent more than 20 years serving in numerous senior roles with increasing responsibilities.

Qualifications, Attributes, Skills and Experience: We believe Dr. Mink provides us with valuable counsel related to her chemical and advanced materials background. Further, her experience as a Chief Executive Officer of a public company provides PolyOne with a diverse perspective when forming strategies to guide the direction of our Company. PolyOne also benefits from her experience and expertise in technology and varied end markets. Furthermore, we believe that Dr. Mink, as a woman, enhances gender diversity of the Board and that having a more diverse Board leads to greater innovation, unique thinking and better governance.

Current Directorships: Eastman Chemical Company

Former Directorships: Innophos Holdings, Inc.

Age: 60

Director since: 2017

13

ELECTION OF BOARD OF DIRECTORS

Robert M. Patterson

Chairman, President and Chief Executive Officer of PolyOne. Mr. Patterson has served as Chairman of PolyOne since May 2016, and as President and Chief Executive Officer of PolyOne since May 2014.  Prior to serving in his current roles, he served as PolyOne’s Executive Vice President and Chief Operating Officer from March 2012 until May 2014, Executive Vice President and Chief Financial Officer from January 2011 until March 2012, and Senior Vice President and Chief Financial Officer from May 2008 until January 2011. Prior to joining PolyOne, Mr. Patterson served in leadership roles at Novelis, Inc., an aluminum rolled products manufacturer, and SPX Corporation, a multi-industry manufacturer and developer, after starting his career at Arthur Andersen LLP.

Qualifications, Attributes, Skills and Experience: We believe that, as our Chief Executive Officer and in light of his prior executive experience, Mr. Patterson is particularly well qualified to serve on our Board and as our Chairman, as his past and future service enables him to develop comprehensive knowledge of the various segments of our industry and business and of the critical internal and external challenges we face. His responsibility for developing and executing the Company’s annual operating plans and strategic plans provides him with the knowledge and experience needed to offer unique and valuable input to our Board.

Current Directorships: None

Former Directorships: None

Age: 47

Director since: 2014

Kerry J. Preete

Retired Executive Vice President, Chief Strategy Officer for Monsanto Company, a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Mr. Preete served in this capacity from 2010 to 2018. Mr. Preete was Monsanto Company’s President, Global Crop Protection Division from 2009 to 2010 and Vice President, International Commercial Business from 2008 to 2009. From 1985 to 2008, Mr. Preete served in various roles of increasing responsibility at Monsanto.

Qualifications, Attributes, Skills and Experience: Because of his broad experience at a leading, well-known company, we believe Mr. Preete brings an insightful perspective on running a successful, innovative company. Mr. Preete is specifically adept in not only thinking strategically, but also tactically, and these traits will be valuable to PolyOne as it continues into the future. Further, his global experience and understanding will assist PolyOne in its plans to operate in different regions and cultures, and we believe his global business acumen is relevant and transferable across industries. Mr. Preete’s operational foundation, strategic expertise, and global experience are assets to PolyOne’s Board.

Current Directorships: Univar Inc.

Former Directorships: None

Age: 59

Director since: 2013

Patricia Verduin, Ph.D.

Chief Technology Officer for Colgate-Palmolive Company, a leading consumer products manufacturer, since 2011. Dr. Verduin was Colgate-Palmolive Company’s Vice President, Research and Development from 2007 to 2011. Prior to joining Colgate-Palmolive, Dr. Verduin served as Senior Vice President and Chief Science Officer, Grocery Manufacturers Association from 2006 to 2007, as Senior Vice President of Product Quality and Development, ConAgra Foods, Inc. (now Conagra Brands, Inc.) from 2002 to 2006, and as Senior Vice President of Research and Development, Grocery Products Development, ConAgra Foods, Inc. from 2000 to 2002.

Qualifications, Attributes, Skills and Experience: We believe that Dr. Verduin’s experience leading large global science, technology and innovation teams in the corporate setting will provide a unique perspective to our Board. Her current role as a Chief Technology Officer and prior roles in science, innovation and product development will provide valuable insight into leading an innovative company and will allow her to provide expert guidance to our management and Board on our technology and innovation strategies. Furthermore, we believe that Dr. Verduin, as a woman, enhances gender diversity of the Board and that having a more diverse Board leads to greater innovation, unique thinking and better governance.

Current Directorships: None

Former Directorships: Monsanto Company

Age: 60

Director since: 2019

14

ELECTION OF BOARD OF DIRECTORS

William A. Wulfsohn

Former Chairman and Chief Executive Officer of Ashland Global Holdings Inc., a global leader in providing specialty chemical solutions to customers in a wide range of customer and industrial markets. Mr. Wulfsohn served in this capacity from 2015 to 2019. He was also a Director and Non-Executive Chairman of Valvoline Inc., a majority-owned subsidiary of Ashland Global Holdings and a leading worldwide producer and distributer of premium-branded automotive, commercial and industrial lubricants and automotive chemicals, from September 2016 until January 2018. From July 2010 until December 2014, Mr. Wulfsohn was President and Chief Executive Officer of Carpenter Technology Corporation, a manufacturer of stainless steel, titanium and other specialty metals and engineered products, and was a director of Carpenter from April 2009 until December 2014.

Qualifications, Attributes, Skills and Experience: We believe that Mr. Wulfsohn is a valuable member of our Board. He is a proven leader, with deep and varied experience in technology and successful business operations. His background in managing operations in Europe and Asia/Pacific provides him with international expertise that is of value to PolyOne. Further, we believe his experience as a Chief Executive Officer of publicly-traded specialty companies has given him unique skills to assist in providing guidance on PolyOne’s continuing transformation.

Current Directorships: None

Former Directorships: Ashland Global Holdings Inc., Carpenter Technology Corporation, Valvoline Inc.

Age: 58

Director since: 2011

15

ADVISORY VOTE

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), our Board is submitting a “Say on Pay” proposal for shareholder consideration. While the vote to approve Named Executive Officer compensation is non-binding and solely advisory in nature, our Board and the Compensation Committee will review the voting results. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and expect to address them in making future decisions about our executive compensation programs.

Currently, advisory “Say on Pay” votes are scheduled to be held once every year. It is anticipated that the next Say on Pay vote will occur at our 2021 Annual Meeting.

As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee of our Board has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves this Objective
Attract, Motivate and Retain Management	Competing effectively to attract, motivate and retain a management team that leads in setting and achieving the overall goals and objectives of PolyOne
Pay-For-Performance	Setting a significant portion of each Named Executive Officer’s total compensation in the form of variable compensation that is earned when pre-established financial performance goals are achieved
Align Executive Compensation with Shareholders’ Interests

Focusing incentive programs on the critical performance measures that determine PolyOne’s overall success and reward executives for the attainment of short-term results, balanced with the need for sustainable long-term success

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.  We also encourage you to review the 2019 Summary Compensation Table and other related compensation tables and narratives in the “Executive Compensation” section of this proxy statement, which provide detailed information regarding the compensation of our Named Executive Officers.  The Board and the Compensation Committee believe that the policies and procedures described and explained in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our business goals and the compensation of our Named Executive Officers reported in the “Executive Compensation” section of this proxy statement has supported and contributed to the Company’s recent and long-term success.

Our Board recommends a vote FOR this Proposal to approve, on an advisory basis, our Named Executive Officer compensation.

We believe you should vote “FOR” our Named Executive Officer compensation program and approve the following resolution because the compensation actually earned by our Named Executive Officers for our 2019 performance was aligned with our pay-for-performance objectives, our Company’s performance and shareholder interests:

“RESOLVED, that the compensation paid to PolyOne’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.”

16

EQUITY PLAN

PROPOSAL 3 — APPROVAL OF THE POLYONE CORPORATION 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

General

We are asking shareholders to approve the PolyOne Corporation 2020 Equity and Incentive Compensation Plan (the “2020 Plan”).  On March 11, 2020, the Board unanimously approved and adopted, subject to the approval of the Company’s shareholders at the Annual Meeting, the 2020 Plan to succeed the PolyOne Corporation 2017 Equity and Performance Incentive Plan (the “2017 Plan” or “Long-Term Incentive Plan”).  Our shareholders approved the 2017 Plan at the Company’s 2017 Annual Meeting of Shareholders.  The Company also maintains the PolyOne Corporation 2010 Equity and Performance Incentive Plan (the “2010 Plan,” and, together with the 2017 Plan, the “Predecessor Plans”), but no future awards may be granted under the 2010 Plan.

The Board is recommending that the Company’s shareholders vote in favor of the 2020 Plan, which will succeed in its entirety the 2017 Plan.  The 2020 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, non-employee Directors of the Company, and certain non-employees such as consultants who provide employee-type services.

If the 2020 Plan is approved by shareholders, it will be effective as of the day of the Annual Meeting, and no further grants will be made on or after such date under the 2017 Plan.  Outstanding awards under the 2017 Plan, however, will continue in effect in accordance with their terms.  If the 2020 Plan is not approved by our shareholders, no awards will be made under the 2020 Plan, and the 2017 Plan will remain in effect.

Our principal reason for adopting the 2020 Plan is to obtain shareholder approval for the number of our common shares, par value $0.01 per share (“Common Shares”), available for awards under the 2020 Plan.

The actual text of the 2020 Plan is attached to this proxy statement as Appendix B.  The following description of the 2020 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Why We Recommend That You Vote for this Proposal

The 2020 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, Common Shares or factors that may influence the value of our shares, plus cash incentive awards, to non-employee Directors and officers and other employees and service providers of the Company and its subsidiaries, including to provide to such persons incentives and rewards for service and/or performance.  Some of the key features of the 2020 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and Directors and that the ability to provide equity-based and incentive-based awards under the 2020 Plan is critical to achieving this success.  We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and Directors.

The use of Common Shares as part of our compensation program is also important to our continued success because equity-based awards are an essential component of our compensation program for key employees, as they link compensation with long-term shareholder value creation and reward participants based on the Company’s performance.  As discussed in further detail in the “Compensation Discussion and Analysis” section of this proxy statement, equity compensation represents a significant portion of the compensation package for our Chief Executive Officer and other named executive officers.  Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of our Common Shares.  Our equity compensation program also helps us to attract and retain talent, targeting individuals who are motivated by pay-for-performance.

17

EQUITY PLAN

As of March 1, 2020, only 663,066 Common Shares remained available for issuance under the 2017 Plan (of which only 340,177 Common Shares were available for full-value awards, as opposed to stock options or SARs).  If the 2020 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and Director compensation, which approach may not necessarily align employee and Director compensation interests with the investment interests of our shareholders as well as alignment provided by equity-based awards.

The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plans and the potential shareholder dilution that would result if our proposed share authorization under the 2020 Plan is approved.  The information below is as of March 1, 2020.  As of that date, there were approximately  92,374,615 Common Shares outstanding:

Under Predecessor Plans:

•	Outstanding full-value awards (RSUs and performance shares – assuming maximum performance): 648,507 Common Shares (approximately 0.7% of our outstanding Common Shares);
•

Outstanding stock options and SARs: 2,709,121 Common Shares (approximately 2.9% of our outstanding Common Shares) (outstanding stock options and SARs have an average exercise price of $31.95 and an average remaining term of 7 years);

•	Total Common Shares subject to outstanding awards as described above (full-value awards, stock options and SARs): 3,357,628 Common Shares (approximately 3.6% of our outstanding Common Shares);
•

Total Common Shares available for future awards under the 2017 Plan: 663,066 Common Shares (approximately 0.7% of our outstanding Common Shares) (however, as noted above, no further grants will be made under the 2017 Plan upon the effective date of the 2020 Plan, so we view remaining shares under the 2017 Plan as “rolling into” the new 2020 Plan based on the design of the new 2020 Plan);

•

Only those Common Shares available under the 2017 Plan (as of the effective date of the 2020 Plan) for awards of restricted stock, restricted stock units, performance shares and performance units, awards to non-employee Directors contemplated by Section 9 of the 2017 Plan (other than option rights or appreciation rights), and other awards under Section 10 of the 2017 Plan will be available – in addition to 700,000 of the newly approved Common Shares under the 2020 Plan – for full-value awards under the 2020 Plan (the number of remaining full-value award Common Shares under the 2017 Plan as of March 1, 2020 was 340,177); and

•

The total number of Common Shares subject to outstanding awards (3,357,628 Common Shares), plus the total number of Common Shares available for future awards under the 2017 Plan (663,066 Common Shares), represents a current overhang percentage of 4.4% (potential dilution of our shareholders represented by the Predecessor Plans).

Under the 2020 Plan:

•

Proposed additional Common Shares available for awards under the 2020 Plan: 2,500,000 Common Shares (approximately 2.7% of our outstanding Common Shares - this percentage reflects the simple dilution of our shareholders that would occur if the 2020 Plan is approved).

Total potential overhang or dilution under the 2020 Plan:

•

The total Common Shares subject to outstanding awards as of March 1, 2020 (3,357,628 Common Shares), plus the proposed Common Shares available for awards under the 2020 Plan (the 663,066 Common Shares that remain available under the 2017 Plan, plus 2,500,000 additional shares), represent an approximate total overhang of 6,520,694 shares (7.1%) under the 2020 Plan.

Based on the closing price on the New York Stock Exchange for our Common Shares on March 1, 2020 of $24.76 per share, the aggregate market value as of March 1, 2020 of the new 2,500,000 Common Shares requested under the 2020 Plan was $61,900,000.

18

EQUITY PLAN

In fiscal years 2017, 2018 and 2019, we granted awards under the Predecessor Plans covering 714,615 Common Shares, 526,130 Common Shares, and 758,260 Common Shares, respectively.  Based on our basic weighted average of Common Shares outstanding for those three years of 81,480,668, 79,701,129, and 77,217,357, respectively, for the three-fiscal-year period 2017-2019, our average burn rate, not taking into account forfeitures, was 0.84% (our individual years’ burn rates were 0.88% for fiscal 2017, 0.66% for fiscal 2018, and 0.98% for fiscal 2019).

In determining the number of shares to request for approval under the 2020 Plan, our management team worked with our proxy solicitor and the Compensation Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2020 Plan.

If the 2020 Plan is approved, we intend to utilize the shares authorized under the 2020 Plan to continue our practice of incentivizing key individuals through equity grants.  We currently anticipate that the shares requested in connection with the approval of the 2020 Plan will last for three years.  As noted in “Summary of Other Material Terms of the 2020 Plan,” our Compensation Committee would retain full discretion under the 2020 Plan to determine the number and amount of awards to be granted under the 2020 Plan, subject to the terms of the 2020 Plan, and future benefits that may be received by participants under the 2020 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years.  We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation.  Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.

In evaluating this proposal, shareholders should consider all of the information in this proposal.

Our Board recommends a vote FOR this Proposal to approve the PolyOne Corporation 2020 Equity and Incentive Compensation Plan.

2020 Plan Highlights

Administration.  The 2020 Plan will generally be administered by the Compensation Committee.

Reasonable 2020 Plan Limits.  Subject to adjustment as described in the 2020 Plan, total awards under the 2020 Plan are limited to (1) 2,500,000 shares, plus (2) one Common Share for every one Common Share that remains available for awards pursuant to the 2017 Plan as of the effective date of the 2020 Plan, plus (3) any shares made available under the 2020 Plan as described below.  These shares may be shares of original issuance or treasury shares or a combination of the two.

The 2020 Plan also provides that, subject to adjustment as described in the 2020 Plan:

•	the aggregate number of Common Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 2,500,000 Common Shares;
•

the aggregate number of Common Shares subject to awards of restricted stock, RSUs, performance shares, performance units, awards to non-employee Directors (other than stock options or SARs) and Other Awards (as defined below) (after taking into account any forfeitures and cancellations) (“Full Value Awards”) will not, during the life of the 2020 Plan, exceed the sum of (1) 700,000 Common Shares, plus (2) the number of Common Shares available for Full Value Awards under the 2017 Plan as of the effective date; and

•

generally, no non-employee Director in any one calendar year may be granted compensation for such service having an aggregate maximum value (measured as of the date of grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $600,000.

19

EQUITY PLAN

Allowances for Conversion Awards and Assumed Plans.  Common Shares issued or transferred under awards granted under the 2020 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2020 Plan limits described above.  Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2020 Plan, under circumstances further described in the 2020 Plan, but will not count against the aggregate share limit or other 2020 Plan limits described above.

Limited Share Recycling Provisions.  Subject to certain exceptions described in the 2020 Plan, if any award granted under the 2020 Plan (in whole or in part) is cancelled or forfeited, expires or is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2020 Plan.  If, after the effective date of the 2020 Plan, any Common Shares subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires or is settled in cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2020 Plan.

The following Common Shares will not be added (or added back, as applicable) to the aggregate share limit under the 2020 Plan:  (1) Common Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2020 Plan, (2)  Common Shares withheld by us, tendered or otherwise used to satisfy tax withholding, and (3) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2020 Plan.  Further, Common Shares covered by SARs that are exercised and settled in shares, whether or not all Common Shares covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the 2020 Plan.  If a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the 2020 Plan.

Minimum Vesting.  Awards granted under the 2020 Plan will generally vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable.  However, an aggregate of up to 5% of the aggregate number of Common Shares available for awards under the 2020 Plan, as may be adjusted under the terms of the 2020 Plan, may be used for awards that do not at grant comply with such minimum vesting requirement, and awards granted to non-employee Directors will not be subject to such minimum vesting requirement.  Further, the minimum vesting requirement does not prevent the Compensation Committee, in is sole discretion, from (1) providing for continued vesting or accelerated vesting for any award under the 2020 Plan upon certain events, including in connection with or following a participant’s death, disability, or termination of service or a change of control, or (2) exercising certain other discretionary authority under the 2020 Plan (as described below) at any time following the grant of an award.

No Repricing Without Shareholder Approval.  The repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the 2020 Plan or in connection with a Change of Control) is prohibited without shareholder approval under the 2020 Plan.

Change of Control Definition.  The 2020 Plan includes a definition of “Change of Control,” which is set forth below.

Exercise or Base Price Limitation. The 2020 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2020 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a Common Share on the date of grant.

20

EQUITY PLAN

Section 162(m)

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a deduction for certain compensation paid to certain executive officers (and certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year.  Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code was historically not subject to the deduction limit if the compensation satisfied the requirements of Section 162(m) of the Code.  This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available.  No grants under the 2020 Plan will be intended to qualify for the performance-based exception.  To be clear, shareholders are not being asked to approve the 2020 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception.

Summary of Other Material Terms of the 2020 Plan

Administration:  The 2020 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2020 Plan.  References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable.  The Committee may from time to time delegate all or any part of its authority under the 2020 Plan to a subcommittee.  Any interpretation, construction and determination by the Committee of any provision of the 2020 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2020 Plan, will be final and conclusive.  To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors, such administrative duties or powers as it deems advisable.  In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2020 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2020 Plan, and (2) determine the size of such awards.  However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee Directors or certain employees who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Eligibility:  Any person who is selected by the Committee to receive benefits under the 2020 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2020 Plan.  In addition, certain persons, including consultants, who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee Directors of the Company, may also be selected by the Committee to participate in the 2020 Plan.  As of March 1, 2020, there were approximately 120 employees, 0 consultants, and 9 non-employee Directors of the Company expected to participate in the 2020 Plan out of a total of 5,669 employees, 483 consultants and 9 non-employee Directors providing services to the Company.  The basis for participation in the 2020 Plan by eligible persons is the selection of such persons for participation by the Committee (or its proper delegate) in its discretion.

Share Counting:  The aggregate number of Common Shares available under the 2020 Plan will generally be reduced by one Common Share for every one Common Share subject to an award granted under the 2020 Plan.

Types of Awards Under the 2020 Plan:  Pursuant to the 2020 Plan, the Company may grant stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to our Common Shares.

Generally, each grant of an award under the 2020 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2020 Plan.  A brief description of the types of awards which may be granted under the 2020 Plan is set forth below.

Stock Options:  A stock option is a right to purchase Common Shares upon exercise of the stock option.  Stock options granted to an employee under the 2020 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both.

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Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations.  Except with respect to certain awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant.  The term of a stock option may not extend more than 10 years after the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option and the required period or periods of the participant’s continuous service before any stock option or portion of a stock option will become exercisable.  Stock options may provide for continued vesting or the earlier exercise of the stock options upon certain events, including in connection with or following the death, disability, or termination of service of the participant or a Change of Control.

Any grant of stock options may specify management objectives regarding the vesting of such stock options.  Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Common Shares owned by the participant (or certain other consideration authorized under the 2020 Plan) with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee.  To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates.  Stock options granted under the 2020 Plan may not provide for dividends or dividend equivalents.  The exercise of a stock option will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right (as defined below).

Subject to certain limitations described in the 2020 Plan, the Committee may substitute, without receiving a participant’s permission, SARs payable only in Common Shares (or SARs payable in Common Shares or cash, or a combination of both) for outstanding stock options. However, the terms of the substituted SARs must be substantially the same as the terms for the stock options and the difference between the fair market value of the underlying Common Shares and the base price of the SARs must be equivalent to the difference between the fair market value of the underlying Common Shares and the exercise price of the stock options.

Appreciation Rights:  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (1) to any optionee, of Tandem Appreciation Rights in respect of stock options granted under the 2020 Plan, and (2) to any participant, of Free-Standing Appreciation Rights.  A “Tandem Appreciation Right” is a right of the optionee, exercisable by surrender of the related stock options, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the spread between the exercise price of such related stock options and the value of the Common Shares (not exceeding 100%) at the time of exercise.  Tandem Appreciation Rights may generally be granted at any time prior to the exercise or termination of the related stock options. However, a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.  A “Free-Standing Appreciation Right” is a right of the participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the spread between the base price of such Free-Standing Appreciation Right and the value of the Common Shares (not exceeding 100%) at the time of exercise.

Each Evidence of Award with respect to a grant of SARs will describe such SARs, identify the related stock options (if applicable), and contain such other terms and provisions, consistent with the 2020 Plan, as the Committee may approve.  Appreciation rights may provide for continued vesting or earlier exercise upon certain events, including in connection with or following the death, disability, or termination of service of the participant or a Change of Control.  Any grant of SARs may specify management objectives regarding the vesting of such SARs.  A SAR may be paid in cash, Common Shares or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a Free-Standing Appreciation Right will be equal to or greater than the fair market value of a Common Share on the date of grant.  Any grant of Tandem Appreciation Rights will provide that such Tandem

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Appreciation Rights may be exercised only at a time when the related stock option is also exercisable and at a time when the spread is positive, and by surrender of the related stock option for cancellation.  Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the option price of the stock option to which the Tandem Appreciation Right relates will be equal to or greater than the fair market value of a Common Share on the date of grant of the stock option.  The term of a Free-Standing Appreciation Right may not extend more than 10 years from the date of grant.  Appreciation rights granted under the 2020 Plan may not provide for dividends or dividend equivalents.

Restricted Stock:  Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved.  Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Common Share on the date of grant.

Any grant of restricted stock may specify management objectives regarding the vesting of such restricted stock.  Any grant of restricted stock will require that any and all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional shares of restricted stock, which will be subject to the same restrictions as the underlying restricted stock.  Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock.

Restricted stock may provide for continued vesting or the earlier termination of restrictions on such restricted stock upon certain events, including in connection with or following the death, disability, or termination of service of the participant or a Change of Control.

Restricted Stock Units:  RSUs awarded under the 2020 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify.  Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of Common Shares on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period upon certain events, including in connection with or following the death, disability, or termination of service of the participant or a Change of Control.

During the restriction period applicable to RSUs, the participant will have no rights of ownership in the Common Shares underlying the RSUs and no right to vote them.  Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional Common Shares, but dividend equivalents or other distributions on Common Shares underlying the RSUs will be deferred until and paid contingent upon vesting of such RSUs.  Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned.

Performance Shares, Performance Units, and Cash Incentive Awards:  Performance shares, performance units and cash incentive awards may also be granted to participants under the 2020 Plan.  A performance share is a bookkeeping entry that records the equivalent of a Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee.  Each grant will specify the number of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Any grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.  Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned.  Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, in Common Shares, in restricted stock or RSUs, or in any combination thereof.

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Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.  Performance units granted under the 2020 Plan may not provide for any dividends or dividend equivalents.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved.  The performance period may be subject to continued vesting or earlier lapse or modification upon certain events, including in connection with or following the death, disability, or termination of service of the participant or a Change of Control.

Awards to Non-Employee Directors:  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee Directors of stock options, SARs or other awards and may also authorize the grant or sale of Common Shares, restricted stock or RSUs to non-employee Directors.  Each grant of an award to a non-employee Director will be upon such terms and conditions as approved by the Committee and will be evidenced by an Evidence of Award in such form as will be approved by the Committee.  Such awards may provide for continued vesting or earlier vesting upon certain events, including in connection with or following the death, disability, or termination of service of a Participant, or a Change of Control.

Each grant will specify in the case of stock options, an exercise price per share, and in the case of a Free-Standing Appreciation Right, a base price per share, which will generally not be less than the market value per share on the date of grant. Each stock option and Free-Standing Appreciation Right granted under the 2020 Plan to a non-employee Director will expire not more than ten years from the date of grant and will be subject to earlier termination as provided in the 2020 Plan.  If a non-employee Director subsequently becomes an employee of the Company or a subsidiary while remaining a member of the Board, any award held under the 2020 Plan by such individual at the time of such commencement of employment will not be affected thereby.  Non-employee Directors may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Committee, all or any portion of their annual retainer, meeting fees or other fees in Common Shares, restricted stock, RSUs or other awards under the 2020 Plan in lieu of cash.

Other Awards:  The Committee may, subject to limitations under applicable law and under the 2020 Plan, authorize the grant to any participant of Common Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company.  The terms and conditions of any such awards will be determined by the Committee.  Common Shares delivered under an award in the nature of a purchase right granted under the 2020 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2020 Plan.  The Committee may also grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2020 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee, in a manner than complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award upon certain events, including in connection with or following the death, disability, or termination of service of the participant or a Change of Control.  The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning of the Other Awards with respect to which such dividends or dividend equivalents are paid.

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Change of Control:  The 2020 Plan includes a definition of “Change of Control.”  In general, except as otherwise provided for in an Evidence of Award, Change of Control means the occurrence (after the effective date of the 2020 Plan) of any of the following events (subject to certain limitations and as further described in the 2020 Plan):

•

The acquisition by a person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes the person to own 25% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (“Outstanding Company Voting Securities”), excluding (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of the third bullet below.  However, if any person’s beneficial ownership of Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in (A) or (B) above, and such person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition will be treated as an acquisition that causes such person to own 25% or more of the Outstanding Company Voting Securities. Further, if at least a majority of the members of the Incumbent Board determines in good faith that a person has acquired beneficial ownership of 25% or more of the Outstanding Company Voting Securities inadvertently, and such person divests as promptly as practicable a sufficient number of shares so that such person beneficially owns less than 25% of the Outstanding Company Voting Securities, then no Change of Control will have occurred as a result of such person’s acquisition;

•

Individuals who, as of the effective date of the 2020 Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2020 Plan (subject to certain exceptions);

•

The Company closes a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding Common Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly, or indirectly, 25% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

•

Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of the third bullet above.

Management Objectives:  The 2020 Plan permits the Company to grant awards that are subject to the achievement of specified management objectives.  Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2020 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

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Transferability of Awards:  Except as otherwise provided by the Committee and subject to compliance with Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2020 Plan will be transferrable by a participant except by will or the laws of descent and distribution.  In no event will any such award granted under the 2020 Plan be transferred for value.  Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the Common Shares that are subject to awards under the 2020 Plan will be subject to further restrictions on transfer.

Adjustments:  The Committee will make or provide for such adjustments in: (1) the number of and kind of Common Shares covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2020 Plan; (2) if applicable, the number of and kind of Common Shares covered by Other Awards granted pursuant to the 2020 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from (A) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (B) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (C) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a Change of Control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2020 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.  In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or Change of Control of the Company, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR.  The Committee will make or provide for such adjustments in the numbers of Common Shares available for issuance under the 2020 Plan and the share limits of the 2020 Plan as the Committee in its sole discretion in good faith determines to be appropriate in connection with such transaction or event.  However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing:  Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a Change of Control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, Other Awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without shareholder approval.  The 2020 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our shareholders.

Detrimental Activity and Recapture:  Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture and repayment to us of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy.  In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable

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rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

Grants to Non-U.S. Based Participants:  In order to facilitate the making of any grant or combination of grants under the 2020 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2020 Plan (including without limitation, sub-plans) (to be considered part of the 2020 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2020 Plan as then in effect unless the 2020 Plan could have been amended to eliminate such inconsistency without further approval by our shareholders.

Withholding:  To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2020 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold such Common Shares having a value equal to the amount required to be withheld.  When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant.  The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in participant’s income.  In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to the 2020 Plan to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the maximum amount of taxes that could be required to be withheld.  Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.

No Right to Continued Employment:  The 2020 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the 2020 Plan:  The 2020 Plan will become effective on the date it is approved by the Company’s shareholders.  No grants will be made under the 2017 Plan on or after the date on which our shareholders approve the 2020 Plan, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following such date.

Amendment and Termination of the 2020 Plan:  The Board (and only the Board) may amend the 2020 Plan from time to time in whole or in part.  However, if any amendment, for purposes of the applicable stock exchange rules and except as permitted by the adjustment provisions in the 2020 Plan, (1) would materially increase the benefits accruing to participants under the 2020 Plan, (2) would materially increase the number of shares which may be issued under the 2020 Plan, (3) would materially modify the requirements for participation in the 2020 Plan, or (4) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the New York Stock Exchange, all as determined by the Board, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2020 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively.  Except in the case of certain adjustments permitted under the 2020 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent.  If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2020 Plan, and including in the case of termination of employment, in the case of unforeseeable emergency or other circumstances, or

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in the event of a Change of Control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2020 Plan or waive any other limitation or requirement under any such award.

The Board may, in its discretion, terminate the 2020 Plan at any time.  Termination of the 2020 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.  No grant will be made under the 2020 Plan on or after the 10th anniversary of the effective date of the 2020 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2020 Plan.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2020 Plan because the grant and actual pay-out of awards under the 2020 Plan are subject to the discretion of the plan administrator.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2020 Plan based on federal income tax laws in effect.  This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2020 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”).  However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock.  If a Section 83(b) election has not been made, any dividends received with respect to shares of restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards.  No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards.  Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.

Nonqualified Stock Options.  In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;
•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option.  If Common Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

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EQUITY PLAN

If Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares.  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights.  No income will be recognized by a participant in connection with the grant of a SAR.  When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

Restricted Stock Units.  No income generally will be recognized upon the award of RSUs.  The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2020 Plan by our shareholders.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2019

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,187,767	$32.04	1,368,932
Equity compensation plans not approved by security holders	-	-	-
Total	2,187,767	$32.04	1,368,932(2)

(1)

In addition to options, warrants and rights, the PolyOne Corporation 2017 Plan authorizes the issuance of restricted stock, restricted stock units, performance shares and awards to Non-Employee Directors. The 2017 Plan limits the total number of shares that may be issued as one or more of these types of awards to 2.5 million.

(2)	Of the 1,368,932 shares remaining available for further issuance as of December 31, 2019, a maximum of 519,610 may be used for grants of full-value awards.

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PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed EY as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020. The Board recommends ratification of the Audit Committee’s appointment of EY.

The selection of EY as our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditor. The Board is submitting the appointment to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain EY and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders. The affirmative vote of a majority of the common shares represented, in person or by proxy, and voting on this proposal is required for ratification.

A representative of EY is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement if desired and to respond to appropriate questions regarding EY’s examination of our consolidated financial statements and records for the year ended December 31, 2019.

Our Board recommends a vote FOR this Proposal to ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm for 2020.

Independent Registered Public Accountant Services and Related Fee Arrangements

Services provided by EY, our independent registered public accounting firm, and related fees in each of the last two fiscal years were as follows:

Audit Fees.    Audit services include the annual audit of the consolidated financial statements, the audit of internal controls over financial reporting, the reviews of our quarterly reports on Form 10-Q, the issuance of comfort letters and consents, the review of registration statements filed with the Securities and Exchange Commission (“SEC”), accounting and financial reporting consultations and international statutory audits. Fees for audit services totaled $3.8 million and $3.7 million in 2019 and 2018, respectively. The full Audit Committee or the Chair of the Audit Committee pre-approved all audit services and related fee arrangements for 2019 in accordance with the Audit Committee Pre-Approval Policy for all Audit and Non-Audit Services and Related Fee Arrangements.

Audit-Related Fees.    Audit-related services principally include employee benefit plan audits, accounting consultations, attest services that are not required by statute or regulation and other international attest services not classified as audit fees. Fees for audit-related services totaled $0.3 million in 2019 and $0.1 million in 2018. The Audit Committee pre-approved all audit-related fee arrangements billed for 2019.

Tax Fees.    Tax services include tax compliance, tax advice and tax planning. Fees for tax services totaled $0.4 million in 2019 and $1.1 million in 2018. The Audit Committee pre-approved all tax fee arrangements billed in 2019.

All Other Fees.    No fees for other services were billed in 2019 or 2018.

Our Audit Committee Pre-Approval Policy for all Audit and Non-Audit Services and Related Fee Arrangements (the “Pre-Approval Policy”) requires our Audit Committee to pre-approve all audit and non-audit services performed by EY in order to assure that the provision of such services and related fee arrangements do not impair EY’s independence. Under the Pre-Approval Policy, the Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom the Audit Committee delegates such authority must

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report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has formally delegated this pre-approval authority to its Chair. Management has no authority to approve services performed by EY that have not been pre-approved by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

EY will provide us a description of work scope and supporting back-up documentation regarding the specific services they will provide. At each meeting of the Audit Committee, the current year’s previously pre-approved independent auditor fees along with any proposed revisions will be presented for approval. Any interim requests between Audit Committee meetings to provide services that require separate pre-approval will be submitted to the Audit Committee or the Audit Committee Chair by EY and our Chief Financial Officer, or Controller, and must include a statement as to whether, in each of their respective views, the request is consistent with the Commission’s rules on auditor independence.

Report of the Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities to shareholders relating to the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal and independent auditors. The Audit Committee’s specific responsibilities are described in its charter, which is available on the Company’s website at: www.polyone.com under the heading “Investors” and the subheading “Governance.”

The Audit Committee currently consists of five Directors, each of whom our Board has determined to meet the requirements of the New York Stock Exchange (the “NYSE”) for independence and financial literacy.  All members of the Audit Committee also meet the requirements of an “audit committee financial expert” as defined by the SEC.

The Audit Committee approves, subject to shareholder ratification, the appointment of the Company’s independent registered public accounting firm and pre-approves all audit and non-audit services to be performed by the firm. The Audit Committee has retained Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Audit Committee through its Chair is also directly involved in the selection of EY’s lead engagement partner, which occurs every five years. The last lead engagement partner rotation occurred in 2017 and is expected to occur next in 2022.

PolyOne’s Audit Committee believes that the continued retention of EY to serve as PolyOne’s independent registered public accounting firm is in the best interests of PolyOne and its shareholders. In making such determination, the Audit Committee considers, among other things, an evaluation of EY’s performance, qualifications, independence, tenure, and appropriateness of fees, as well as the potential impact of changing auditors. EY has been retained as the independent registered public accounting firm for PolyOne and its predecessor company, The Geon Company, continuously since 1993.

Management has the primary responsibility for the completeness and accuracy of the Company’s consolidated financial statements and disclosures, the financial reporting process and the effectiveness of the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with management and the independent registered public accounting firm, including any significant changes in the Company’s selection or application of accounting principles.

The Audit Committee also reviewed and discussed with management and the independent registered public accounting firm management’s report on internal control over financial reporting, including the significance and status of control deficiencies identified and the results of remediation efforts undertaken, to determine the effectiveness of internal control over financial reporting at December 31, 2019. The Audit Committee reviewed with the independent registered public accounting firm, which has the responsibility for expressing an opinion on the conformity of the consolidated financial statements with generally accepted accounting principles and applicable rules and regulations, their judgments as to the quality, not just the acceptability, of PolyOne’s critical accounting principles and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also reviewed with the independent registered public

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accounting firm its report on the Company’s internal control over financial reporting at December 31, 2019, including the basis for its conclusions.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.  In addition, EY has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY their firm’s independence from management and PolyOne.   The Audit Committee has approved all audit, audit-related and non-audit services and fees provided to the Company by the independent registered public accounting firm in accordance with its approval process. Based upon the Audit Committee’s considerations, the Committee has concluded that EY is independent.

The Audit Committee discussed with PolyOne’s internal and independent auditors the overall scope and audit plans and evaluated their performance. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of PolyOne’s internal control over financial reporting, and the overall quality of PolyOne’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2019, to be filed with the SEC.

All members of the Audit Committee concur with this report.

The Audit Committee of the Board of Directors

Robert E. Abernathy
William R. Jellison, Chair
Sandra Beach Lin
Kim Ann Mink
William A. Wulfsohn

February 10, 2020

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that a substantial majority of the members of our Board should be “independent.”  To be considered independent, the Board, with input and a recommendation from the Governance and Corporate Responsibility Committee, must affirmatively determine that a given Director is free from any business, family or other relationship that would reasonably be expected to interfere with the exercise of independent judgment as a Director.  Under categorical independence standards adopted by our Board, the Board must determine that a Director is not independent if he or she fails to meet the independence standards under the listing standards of the NYSE.

In addition, our categorical independence standards provide that the following categories of relationships between an outside Director and the Company will be treated as immaterial for purposes of determining a Director’s independence.

●

If the Director is, or has an immediate family member who is, a partner (general or limited) in, or a controlling stockholder, equity holder, executive officer, other employee or director of any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years where the amount involved in such transaction in any such fiscal year was less than the greater of $1 million or 2% of the organization’s consolidated gross revenues for that year;

●

If the Director is, or has an immediate family member who is, a director or trustee of any organization to which the Company has made, or from which the Company has received payments for property or services, and the Director (or his or her immediate family member) was not involved in the negotiations of the terms of the transaction, did not, to the extent applicable, provide any services directly to the Company, and did not receive any special benefits as a result of the transaction; or

●

If the Director, or an immediate family member of the Director, serves as an officer, director or trustee of a foundation, university, charitable or other not-for-profit organization, and the Company’s discretionary charitable contributions to the organization, in the aggregate are less than the greater of $1 million or 2% of that organization’s latest publicly available annual consolidated gross revenues.

Our categorical independence standards and the material relationship considerations set forth above are found within our Corporate Governance Guidelines, which are available on our website at www.polyone.com, under “Governance” on our investor relations page.

Our Board performed its independence review earlier this year. In applying the categorical standards set forth above and assessing the materiality of any relationships, the Board affirmatively determined that each of our Directors, with the exception of Mr. Patterson, is independent and meets the categorical independence standards described above, has no material relationship with the Company other than that arising solely from the capacity as a Director and, in addition, satisfies the independence requirements of the NYSE, including the NYSE independence standards applicable to the committees on which each such Director serves.

Lead Director

Our independent Directors meet regularly in executive sessions. Our Corporate Governance Guidelines provide that the independent Directors are to select a Lead Director to preside at executive sessions. The Lead Director acts as the key liaison between the independent Directors and Mr. Patterson, as Chairman of our Board and our CEO. The Lead Director is also responsible for coordinating the activities of the other independent Directors and for performing various other duties as may from time to time be determined by the independent Directors. Mr. Fearon has served as our Lead Director since May 2015.

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Board Leadership Structure

Mr. Patterson is the Chairman of our Board and our President and CEO.  The Board believes that this leadership structure is appropriate for our Company given the experience and active involvement of our independent Directors, our corporate governance practices and our Lead Director’s role. Having a Lead Director role helps to ensure greater communication between management and the independent Directors, increases the independent Directors’ understanding of management decisions and Company operations and provides an additional layer of independent oversight of PolyOne. The Board believes that this approach serves to strike an effective balance between management and independent Director participation in the Board process.

Board’s Oversight of Risk

Our Board oversees a company-wide approach to risk management that is designed to support the achievement of our strategic objectives and improve long-term organizational performance, which we believe will enhance shareholder value. The Board believes that risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for PolyOne overall.

Our Board administers its risk oversight function directly and through its Audit Committee and Environmental, Health and Safety Committee. The Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. In addition, the Audit Committee regularly reviews issues that present particular risks to the Company, including those involving information technology and cyber security. The Environmental, Health and Safety Committee periodically reviews with management the significant risks or exposures faced by PolyOne relating to safety, health, environmental, security and product stewardship standards and practices. Our Board oversees and monitors these committees in exercising their responsibilities relating to risk. Our Board also provides direct oversight on risk management as it relates to our capital structure, our borrowing and repayment of funds, financial policies, management of foreign exchange risk and other matters of financial risk management, including the utilization of financial derivative products, insurance coverage strategies, banking relationships and other financial matters.

Our Board sets the appropriate “tone at the top” when it comes to risk tolerance and management. Our Board ensures that the risk management processes designed and implemented by our management team are adapted to the Board’s corporate strategy and are functioning as directed. The Board also participates in an ongoing effort to assess and analyze the most likely areas of future risk for the Company by asking our management team to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.

The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by management and its respective committees. The Board believes that certain important categories of risk are assigned to committees that consist of independent Directors.  These committees receive, review and evaluate management reports on risk, thereby preserving the benefit of independent risk oversight. The Board believes that the leadership structure of our Board is appropriate given the Board’s oversight of risk as described above.

Code of Ethics, Code of Conduct and Corporate Governance Guidelines

In accordance with applicable NYSE listing standards and SEC regulations, the Board has adopted a Code of Ethics, Code of Conduct and Corporate Governance Guidelines. These are also posted and available on our website at www.polyone.com, under “Governance” on our investor relations page.

Our Corporate Governance Guidelines contain a policy relating to majority voting. Pursuant to the policy, any nominee for election as a Director of the Board who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an election of Directors that is not a contested election is expected to tender his or her resignation as a Director to the Board promptly following the certification of the election results. Neither abstentions nor broker non-votes will be deemed to be votes for or withheld from a Director’s election for purposes of the policy, regardless of the rules treating broker non-votes as withheld in uncontested elections of Directors. The Governance and Corporate Responsibility Committee (without the participation of the affected

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Director) will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will then take appropriate action on each tendered resignation, taking into account the Governance and Corporate Responsibility Committee’s recommendation. The Governance and Corporate Responsibility Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that it considers appropriate, including the reasons (if any) given by shareholders as to why they withheld their votes, the qualifications of the tendering Director and his or her contributions to the Board and to PolyOne, and the results of the most recent evaluation of the tendering Director’s performance by the other members of the Board. The Board will promptly disclose its decision whether to accept or reject the Director’s tendered resignation and, if applicable, the reasons for rejecting the tendered resignation.

Related Person Transactions

Under our Guidelines for Ethical Business Conduct, we prohibit all employees, including our officers and non-employee Directors from engaging in activities that would impact their ability to carry out their duties in an independent, objective fashion. We also have adopted a written “Policy for Review of Transactions Between the Company and Its Directors, Executive Officers and Other Related Persons.” This policy requires an initial review by our Chief Legal Officer, Chief Financial Officer and Ethics and Compliance Officer, in consultation with each other (the “Reviewing Team”), of all transactions, arrangements or relationships with us in which any Director, executive officer or other related person (including immediate family members of all related persons) has a direct or indirect material interest, and which involve $50,000 or more. Further, the Audit Committee must review and approve any transaction that the Reviewing Team determines may be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act or any similar provision. In reviewing and determining whether to approve such transactions, the Reviewing Team and the Audit Committee consider the following factors: (1) whether the transaction is in conformity with our Guidelines for Ethical Business Conduct and is in our best interests; (2) whether the transaction would be in the ordinary course of our business; (3) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; (4) the disclosure standards set forth in Item 404 of Regulation S-K under the Exchange Act or any similar provision; and (5) whether the transaction could call into question the status of any Director or Director nominee as an independent director under the NYSE rules.

There were no related person transactions in 2019.

Communication with Board

Shareholders and other interested parties who wish to communicate directly with the Board as a group, the non-management or independent Directors as a group, or with any individual Director may do so by writing to the Secretary, PolyOne Corporation, 33587 Walker Road, Avon Lake, Ohio 44012. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is either a “Shareholder-Board of Directors Communication” or an “Interested Party-Board of Directors Communication,” as appropriate.

The Secretary will review all such correspondence and regularly forward to the Board a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees of the Board or that she otherwise determines requires the Board’s attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

Board and Committees

Board Attendance

The Board met seven times during 2019, the calendar year being our fiscal year. Each member of our Board attended at least 75% of the meetings held by our Board and the meetings held by the committees of our Board on which such member served during the period for which he or she served as a Director. Each Director is expected to attend annual meetings of shareholders. In 2019, all of our Directors serving at that time attended the annual meeting of shareholders.

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Board Committees

As of the date of this proxy statement, our Board has 10 Directors and the following four committees: Audit, Compensation, Governance and Corporate Responsibility, and Environmental, Health and Safety. Each committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority to retain outside advisors in its discretion. The primary responsibilities of each committee are summarized below and set forth in detail in each committee’s written charter, which is located on our website at www.polyone.com under “Governance” on our investor relations page.

Audit Committee – Primary Responsibilities and Requirements

•     Meets with appropriate financial and legal personnel and independent auditors to review our corporate accounting, internal controls, financial reporting and compliance with legal and regulatory requirements

NUMBER OF MEETINGS IN 2019: 8
• Exercises oversight of our independent auditors, internal auditors and financial management
• Appoints the independent auditors to serve as auditors in examining our corporate accounts	COMMITTEE MEMBERS: R.E. Abernathy W.R. Jellison (C) S.B. Lin K.A. Mink W.A. Wulfsohn

•     All members of the Audit Committee meet (1) the financial literacy and independence requirements as set forth in the NYSE listing standards; and (2) the requirements of an “audit committee financial expert” as defined by the SEC

C = Chair of the Committee

Compensation Committee – Primary Responsibilities and Requirements

•     Reviews and approves the compensation and other benefits provided to our executive officers and other highly-compensated personnel, and has similar responsibilities with respect to non-employee Directors, except that the Compensation Committee’s actions and determinations for non-employee Directors are subject to the approval of the Board

NUMBER OF MEETINGS IN 2019: 5

•     Works with PolyOne senior management in human resources, legal and finance departments to provide oversight for all of our broad-based compensation and benefit programs and provides policy guidance and oversight on selected human resource policies and practices

COMMITTEE MEMBERS: R.E. Abernathy R.H. Fearon K.J. Preete (C) W.A. Wulfsohn
• Directly engages the resources of one or more independent outside compensation consultants to assess the competitiveness and overall appropriateness of our executive compensation programs*
• Assesses the independence of its consultants**
• Oversees the process by which the Board annually evaluates the performance of the CEO
• All members of the Compensation Committee have been determined to be independent as defined by the NYSE listing standards

•     May delegate responsibilities (including ministerial duties) from time to time, as necessary, to subcommittees or management, but is limited in its ability to delegate authority with respect to matters impacting executive officers and non-employee Directors

C = Chair of the Committee

* The Compensation Committee retained Willis Towers Watson (the “Consultant”) in 2019 to assist with assessing the competitiveness and overall appropriateness of our executive and director compensation programs. In 2019, the Consultant provided the Compensation Committee with comparative compensation information with respect to base salaries and annual and long-term incentive targets to provide the Compensation Committee with a general understanding of current compensation practices in the market. More detailed information about the compensation

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awarded to our Named Executive Officers in 2019, and the role of the Consultant and management in determining or recommending the amount or form of executive compensation, is provided in the “Compensation Discussion and Analysis” section of this proxy statement. The Consultant regularly attends Compensation Committee meetings, maintains regular contact with the Compensation Committee, and interacts with management to gather the data needed to prepare reports for Compensation Committee review.

**The Compensation Committee periodically reviews the relationship with the Consultant including the level and quality of services provided, as well as fees for those services. In addition, expenses for other consulting services provided to PolyOne by the Consultant that are not related to executive compensation are monitored to ensure that executive compensation consultant independence is maintained. The Consultant provided us with services totaling less than $120,000 that were in addition to the services provided in connection with its advice and recommendations on the amount or form of executive and Director compensation.

The Compensation Committee considered all relevant factors, specifically including six consultant independence factors under Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, in assessing the independence of the Consultant. The Compensation Committee reviewed each factor as well as information provided by the Consultant that related to and was responsive to each factor, which assisted in the assessment. Upon completing this assessment, the Compensation Committee also determined that no “conflicts of interest have been raised by the work performed by the Consultant.”

Governance and Corporate Responsibility Committee – Primary Responsibilities and Requirements
• Identify individuals qualified to become Board members, consistent with criteria approved by the Board*	NUMBER OF MEETINGS IN 2019: 2
• Select, or recommend that the Board select, the Director nominees for the next annual meeting of shareholders
• Consider and recommend to the Board annual Committee assignments	COMMITTEE MEMBERS: R.H. Fearon (C) G.J. Goff S.B. Lin K.J. Preete P. Verduin
• Develop, review and recommend to the Board corporate governance guidelines applicable to PolyOne and directorship practices
• Oversee the annual evaluation of the Board
• Assist the Board in fulfilling its oversight responsibilities relating to corporate responsibility, environmental, social and governance matters
• All members of the Governance and Corporate Responsibility Committee have been determined to be independent as defined by the NYSE listing standards

C = Chair of the Committee

* The Governance and Corporate Responsibility Committee will consider shareholder suggestions for nominees for election to our Board. A shareholder that wishes to suggest a Director candidate for consideration by the Governance and Corporate Responsibility Committee should follow the procedures described for shareholder nominations for Director in the “Proposal 1 – Election of Board of Directors” section of this proxy statement. The Governance and Corporate Responsibility Committee uses a variety of methods for identifying and evaluating nominees for Directors, including third-party search firms, recommendations from current Board members and recommendations from shareholders. For a prospective Director candidate to be nominated, the Governance and Corporate Responsibility Committee considers the following criteria in evaluating potential candidates:

●	Business or professional experience;
●	Knowledge and skill in certain specialty areas such as accounting and finance, international markets, physical sciences and technology or the polymer or chemical industry;
●	Personal characteristics such as ethical standards, integrity, judgment, leadership and the ability to devote sufficient time to our affairs;
●	Substantial accomplishments with demonstrated leadership capabilities;
●	Freedom from outside interests that conflict with our best interests;
●	The diversity of backgrounds and experience each member will bring to the Board; and
●	Our needs from time to time.

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The Governance and Corporate Responsibility Committee believes that having a diverse Board leads to more innovation, unique thinking and better governance. We consider diversity to include differences in race, gender and national origin, as well as differences in viewpoint, background, experience and skills. Diversity is a key characteristic that we will consider, and instruct any third-party search firm we use to consider, in searches for future Board members.

The Governance and Corporate Responsibility Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. The Governance and Corporate Responsibility Committee has established these criteria that any Director nominee, whether suggested by a shareholder or otherwise, should satisfy. A nominee for election to the Board who is suggested by a shareholder will be evaluated by the Governance and Corporate Responsibility Committee in the same manner as any other nominee for election to the Board. Finally, if the Governance and Corporate Responsibility Committee determines that a candidate should be nominated for election to the Board, the Governance and Corporate Responsibility Committee will present its findings and recommendation to the full Board for approval.

The Governance and Corporate Responsibility Committee is responsible for ensuring that the Board evaluates its performance on an annual basis.  The Director evaluation process includes self-evaluation of the Board as a whole and of each Board committee, as well as a peer evaluation.  In addition, the Lead Director discusses overall Board effectiveness with each individual Director on an annual basis.

Environmental, Health and Safety Committee – Primary Responsibilities and Requirements
• Exercise oversight with respect to our environmental, health, safety, security and product stewardship policies and practices and our compliance with related laws and regulations	NUMBER OF MEETINGS IN 2019: 2
COMMITTEE MEMBERS: G.J. Goff (C) W.R. Jellison K.A. Mink R.M. Patterson P. Verduin
• Review significant risks and exposures regarding environmental, health and safety concerns with management.

C = Chair of the Committee

Board Refreshment and Diversity

The Governance and Corporate Responsibility Committee is charged with reviewing the composition of the Board and refreshing the Board as appropriate. In the past five years, the Committee has brought on four new independent Directors. The chart below shows the percentage of our Directors following the Annual Meeting (assuming all nominees are elected) who have tenure in each of the following categories: five or fewer years of service; six to ten years of service; and more than ten years of service.

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Our Corporate Governance Guidelines provide that non-employee Directors may not stand for re-election following the date of the Director’s 72nd birthday, although the Board may waive this limitation if it determines such waiver to be in the best interests of the Company.  Further, the Board annually assesses its effectiveness through a robust evaluation process, as described above.

Our Governance and Corporate Responsibility Committee seeks to compose a Board with members who have a broad range of experiences, skills and diversity.  This year, our Board nominees have 30% gender diversity.

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NON-EMPLOYEE DIRECTOR COMPENSATION

2019 NON-EMPLOYEE DIRECTOR COMPENSATION

We compensate non-employee Directors for their service on the Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. In setting Director compensation, we consider the significant amount of time our Directors spend fulfilling their duties as well as the skill level required of members of our Board.  We compensate our non-employee Directors in a way that is competitive, attracts and retains a high caliber of Directors, and aligns their interests with those of our shareholders.

Non-Employee Director Compensation Highlights

•	Annual review and assessment of non-employee Director compensation by the Compensation Committee
•	Comparative assessment of non-employee Director compensation by the Consultant against market data
•	Emphasis on equity in the overall compensation mix to support shareholder alignment
•	Shareholder-approved limit on cash and equity compensation to non-employee Directors under the Long-Term Incentive Plan and the proposed PolyOne Corporation 2020 Equity and Incentive Compensation Plan
•	Robust stock ownership guideline set at 12,500 shares for each non-employee Director

Non-Employee Director Retainer and Meeting Fees

In 2019, we paid our non-employee Directors a retainer at an annual rate of $230,000 (payable in quarterly installments in arrears) consisting of $100,000 in cash and $130,000 in value of fully vested common shares. In 2019, the Compensation Committee analyzed competitive market data provided by the Consultant relating to both the cash retainer (including the additional cash retainers for the Lead Director and committee chairs, and unscheduled meeting fees) and the equity award value. These compensation elements were compared against PolyOne’s peer group as well as a general industry group consisting of 185 comparably-sized general industry (excluding financial services) companies based on median revenues. This analysis demonstrated that the non-employee Directors’ compensation was appropriate compared to our peer group, with the exception of the Lead Director additional cash retainer which was below the median of our peer group. As a result, no changes were made to the Directors’ cash retainer and equity award value, however, effective as of the third quarter of 2019, the Board increased the annual additional cash retainer for the Lead Director from $25,000 to $30,000 (payable in quarterly installments in arrears) to better align the Lead Director additional cash retainer with current market levels.

We pay individual meeting fees only as follows: $2,000 for each unscheduled Board and committee meeting attended; and $1,000 for participation in each unscheduled significant telephonic Board and committee meeting. In addition, the Lead Director and chair of the following committees receive the additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below. We also reimburse Directors for expenses associated with each meeting attended.  No fees are paid for attendance at regularly scheduled board meetings.

Role	Annual Cash Retainers
Lead Director	$30,000
Chair, Audit Committee	$20,000
Chair, Compensation Committee	$15,000
Chair, Environmental, Health and Safety Committee	$10,000
Chair, Governance and Corporate Responsibility Committee	$10,000

Non-employee Directors may defer payment of all or a portion of their annual cash retainer under our Deferred Compensation Plan for Non-Employee Directors (“Deferred Compensation Plan”). Directors may also elect to have their cash retainer converted into our common shares. These shares, as well as the annual retainer consisting of fully vested common shares, may also be deferred under the Deferred Compensation Plan. In 2019, we awarded shares to Directors under our Long-Term Incentive Plan. Deferred compensation, whether in the form of cash or common shares, is held in trust for the participating Directors. Interest is earned on the cash amounts and dividends, if any, on the deferred common shares are accrued for the benefit of the participating Directors.

40

NON-EMPLOYEE DIRECTOR COMPENSATION

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash (a) ($)	Stock Awards (b) ($)	Total (c) ($)
R.E. Abernathy	102,000	130,021	232,021
R.H. Fearon	139,500	130,021	269,521
G.J. Goff	112,000	130,021	242,021
W.R. Jellison	122,035	130,021	252,055
S.B. Lin	102,000	130,021	232,021
K.A. Mink	102,000	130,021	232,021
W.H. Powell(1)	43,283	48,906	92,189
K.J. Preete	109,354	130,021	239,375
P. Verduin	84,222	106,913	191,135
W.A. Wulfsohn	102,000	130,021	232,021

(1)	Mr. Powell retired from service on the Board in May 2019.

Fees Earned or Paid in Cash (column (a))
Non-employee Directors may defer payment of all or a portion of their annual cash retainer (payable in quarterly installments in arrears), as well as meeting, Lead Director, and committee chair fees, into the Deferred Compensation Plan. Fees are prorated based upon time served as a Director, Lead Director, or committee chair in any applicable quarter.

Stock Awards (column (b))
Our non-employee Directors’ stock compensation consisted of an annual award (payable in quarterly installments in arrears) of fully vested common shares, which the Directors could elect to defer. We determined the number of shares to be granted each quarter by dividing the applicable dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter and rounding to a whole share as partial shares are not issued. We used the following quarterly per share fair market values, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), in calculating the number of shares: March 31, 2019 — $29.325 (1,108 shares); June 30, 2019 — $30.795 (1,055 shares); September 30, 2019 — $32.480 (1,001 shares); and December 31, 2019 — $37.005 (879 shares). The value of the stock award is prorated based upon time served as a Director in any applicable quarter.

Option Awards Outstanding and Fully-Vested Deferred Shares

As of December 31, 2019, there were no outstanding stock options held by non-employee Directors. The number of fully-vested deferred shares held in an account for each Director at the end of the 2019 fiscal year is set forth below:

Name	Number of Deferred Shares(1) (#)
R.E. Abernathy	-
R.H. Fearon	-
G.J. Goff	-
W.R. Jellison	28,067
S.B. Lin	25,971
K.A. Mink	9,858
W.H. Powell	-
K.J. Preete	20,746
P. Verduin	-
W.A. Wulfsohn	32,594

(1)

Dividends paid on shares held in the Deferred Compensation Plan are reinvested in PolyOne common shares through a dividend reinvestment feature of the Deferred Compensation Plan. The number of deferred shares includes shares acquired through dividend reinvestment through 2019 (including the fourth quarter dividend declared on October 10, 2019 to shareholders of record on December 13, 2019, which was paid on January 9, 2020).

41

OWNERSHIP OF POLYONE SHARES

OWNERSHIP OF POLYONE SHARES

Beneficial Ownership of Our Common Shares

The following table shows the number of our common shares beneficially owned on March 1, 2020 (including shares the individuals have a right to acquire within 60 days of that date) by each of our Directors, each of the executive officers named in the 2019 Summary Compensation Table below and by all Directors and executive officers as a group.

Name	Number of Shares Owned(1)	Right to Acquire Shares	Total Beneficial Ownership	% of Class(4)
Robert E. Abernathy	16,785	-	16,785	*
Richard H. Fearon	103,980	-	103,980	*
Gregory J. Goff	30,390	-	30,390	*
William R. Jellison	35,067(2)	-	35,067	*
Sandra B. Lin	27,975(2)	-	27,975	*
Kim Ann Mink	9,858(2)	-	9,858	*
Kerry J. Preete	27,434(2)	-	27,434	*
Patricia Verduin	3,255	-	3,255	*
William A. Wulfsohn	32,594(2)	-	32,594	*
Robert M. Patterson	409,193	-	409,193	*
Bradley C. Richardson	55,829	-	55,829	*
Lisa K. Kunkle	69,090	13,148(3)	82,238	*
Michael A. Garratt	19,638	-	19,638	*
Joel R. Rathbun	9,024	2,703(3)	11,727	*
19 Directors and executive officers as a group	881,643	16,608(3)	898,251	*
*	Represents less than 1% of our outstanding common shares.
(1)

Except as otherwise stated in the following notes, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or other immediate family member of the individual or with certain trusts. For Named Executive Officers, it includes an approximate number of shares credited to each individual’s account in the PolyOne Retirement Savings Plan, a tax-qualified defined contribution plan, as follows: B.C. Richardson, 2,742 shares, L.K. Kunkle, 1,890 shares. The amounts also include an approximate number of shares credited to the Named Executive Officers’ accounts in our PolyOne Supplemental Retirement Benefit Plan (as defined herein), a non-qualified defined contribution plan, as follows: R.M. Patterson, 56,162 shares, B.C. Richardson, 10,296 shares, M.A. Garratt, 3,793 shares. The number of common shares allocated to these individuals from both the Retirement Savings Plan and the Supplemental Retirement Benefit plan is provided by the plan administrator in a statement for the period ending March 1, 2020, based on the current market value of the applicable units held by the individual under each plan. Additional common shares may have been allocated to the accounts of participants since the date that the last statements were received from the administrator.

(2)

With respect to the Directors, beneficial ownership includes shares held under the Deferred Compensation Plan for Non-Employee Directors as follows: W.R. Jellison, 28,067 shares; S.B. Lin, 25,971 shares; K.A. Mink, 9,858 shares; K.J. Preete, 20,746 shares; and W.A. Wulfsohn, 32,594 shares.

(3)

Includes the number of shares that would be acquired if the individuals’ outstanding and exercisable stock-settled stock appreciation rights were exercised within 60 days of March 1, 2020 at $24.76 the closing market price of PolyOne’s common shares on March 1, 2020.

(4)	Based on 92,374,615 common shares outstanding as of March 1, 2020.

42

OWNERSHIP OF POLYONE SHARES

The following table shows information relating to all persons who, as of March 1, 2020, were known by us to beneficially own more than five percent of our outstanding common shares based on information provided in Schedule 13Gs and 13Ds filed with the SEC:

Name and Address	Number of Common Shares	% of Class
BlackRock, Inc. 55 East 52nd Street New York, New York 10055(1)	10,414,151	13.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355(2)	7,281,599	9.46%

(1)

Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2020.  As of December 31, 2019, BlackRock, Inc. had sole voting power with respect to 10,034,619 of these shares, sole dispositive power with respect to all of these shares, and shared voting and dispositive power with respect to none of the shares.

(2)

Based on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020.  As of December 31, 2019, The Vanguard Group had sole voting power with respect to 156,914 of these shares, sole dispositive power with respect to 7,122,700 of these shares, shared voting power with respect to 12,279 of these shares and shared dispositive power with respect to 158,899 of these shares.

Stock Ownership Guidelines for Non-Employee Directors

The purpose of our stock ownership guidelines (referred to as the “Guidelines”) is to better align our Directors’ financial interests with those of our shareholders by requiring our Directors to own a minimum amount of our shares. In order to reflect the Board’s commitment to share ownership, the required share ownership level for non-employee Directors is a minimum of 12,500 shares

The Directors are expected to make continuing progress towards compliance with the Guidelines and to comply fully within five years of becoming subject to the Guidelines. For purposes of our Guidelines, the following types of share ownership and equity awards are included as shares owned: shares directly and indirectly held; shares and phantom shares held in our deferral plans; and restricted stock units. As of the date of this proxy statement, all Directors either meet, or are on track to meet, the Guidelines. All Directors are required to retain 100% of all shares obtained through us, as compensation for services provided to us, with such percentage to be calculated after any reduction in the number of shares to be delivered as a result of any taxes and exercise costs relating to the shares (if applicable). This requirement to retain 100% of all shares obtained from us ceases once the Director has met the Guidelines, as long as the Guidelines continue to be met. Similar policies, as they relate to our Named Executive Officers, are set forth in the “Other Aspects of Our Compensation Programs” section of this proxy statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that certain of our officers, our Directors and persons who beneficially own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC.  The SEC has established specific due dates for these reports and we are required to disclose in this proxy statement any known late filings or failures to file.  Based solely on our review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, we believe that during 2019 and for prior years, all Section 16(a) filing requirements applicable to those officers, Directors and 10% shareholders were satisfied, except that one Form 4 filing reporting one transaction for Robert M. Patterson relating to the vesting of earned Performance Shares was filed late on May 16, 2019 due to an administrative error in considering the Form 4 to be due only after the additional service-based vesting period had been completed.

43

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

PolyOne Corporation, with 2019 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. The company adds value to global customers and improves sustainability through formulating materials such as:

●	Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic;
●	Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation; and
●	Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses.

This section highlights significant Compensation Committee and Company executive compensation actions that occurred in 2019.  In addition, it illustrates the relationship between the compensation of our Named Executive Officers and how we measure Company performance.  Our Named Executive Officers for 2019 were:

Name	Title
Robert M. Patterson	Chairman, President and Chief Executive Officer
Bradley C. Richardson	Executive Vice President, Chief Financial Officer
Lisa K. Kunkle	Senior Vice President, General Counsel & Secretary
Michael A. Garratt	Senior Vice President, Chief Commercial Officer
Joel R. Rathbun	Senior Vice President, Mergers & Acquisitions

How Pay is Tied to Company Performance. Our compensation programs are designed to: (1) attract, motivate and retain talented executives; (2) reward employees for generating consistent improvement in Company performance; and (3) align compensation with the interests of our shareholders with the ultimate goal of improving long-term shareholder value. We believe that executive compensation, including both pay opportunities and pay actually earned, should be tied to Company performance, which we view in two primary ways:

●	The Company’s operating performance, including results against both our long-term and short-term growth targets; and
●	Return to shareholders over time.

How our compensation programs contribute to our Company’s success is described below.

Key 2019 Company Performance Results and Return to Shareholders.  Revenue growth from acquisitions, composites and sustainable solutions were offset by: (a) lower selling prices from deflating raw materials, which primarily impacted our Distribution business; (b) weaker foreign currencies; and (c) lower demand in Europe and China automotive markets, which primarily impacted the SEM and Color, Additives, and Inks businesses.  The Distribution business delivered record operating income growing 6% over 2018, driven by improved pricing and sales mix.  The SEM business grew operating income 20% over 2018, driven by recent acquisitions and performance in our composites platform.  Growth from the SEM and Distribution businesses, combined with lower interest costs and share count, helped us deliver 12% adjusted EPS expansion over 2018. Other operational and key milestones accomplished include:

●	Remained certified as an ACC Responsible Care® organization for outstanding environmental, health and safety performance;
●	Our 0.56 injury incident rate remained world-class in our industry;
●	Joined as a founding member, The Alliance to End Plastic Waste;
●	Delivered our tenth consecutive year of adjusted EPS growth;

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COMPENSATION DISCUSSION AND ANALYSIS

●	Increased our dividend paid in 2019 by 11% (we have increased our dividend for nine consecutive years);
●	Re-purchased 1 million shares of PolyOne stock;
●	Acquired Fiber-Line, a specialty composites company in January 2019;
●	Divested the PP&S segment in October 2019; and
●	Signed a definitive agreement in December to acquire Clariant’s Masterbatch Business.

For 2019, we delivered $1.69 of adjusted EPS growth, a 12% increase and the 10th consecutive year of expansion.  We delivered value for our shareholders in other ways as well, such as raising our dividend for the 9th consecutive year and repurchasing 1 million shares.  For the year, our stock price also increased 32%, outpacing the S&P 500 and S&P Mid Cap Index.  But, perhaps the most important contribution we made to our many stakeholders this past year was through the strategic investments in our future.  Our investments in our people, sustainability, and our two transformative portfolio actions – expanding our specialty portfolio with the acquisition of Clariant’s Masterbatch Business and the divestiture of the PP&S segment – will drive us and define us for many years to come.

We believe that our investors will appreciate that the compensation of our Named Executive Officers was commensurate with our performance results. The Company has been highly effective at driving growth in the transformation of PolyOne to a high performing global specialty company. By refocusing the sales force on value and profits versus volumes, and emphasizing specialty businesses versus those more commodity in nature, Mr. Patterson and our senior management team have driven substantial EPS growth.

The chart below sets forth key Company results over the previous calendar year (dollar amounts below are in millions, except per share amounts).

Measure	2019	2018	Change
Revenue	$2,862.7	$2,881.0	-0.6%
Working Capital as a Percentage of Sales	11.7%	10.7%	9.3%
Stock Price Per Share(1)	$36.79	$27.89	32%
EPS from Continuing Operations	$0.97	$1.09	-15.6%
Adjusted EPS from Continuing Operations(2)	$1.69	$1.51	12.0%
Operating Income	$156.8	$178.6	-12.3%
Adjusted Operating Income(2)	$228.5	$221.0	3.4%

(1)	Represents our adjusted closing price on the last trading day of the applicable year.

(2)

Adjusted EPS and adjusted operating income for consolidated PolyOne reported in this proxy statement differ from what is reported under United States GAAP. See Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Pay-for-Performance: 2019 Compensation Outcomes. Our 2019 compensation results continued to reflect our pay-for-performance philosophy of aligning executive compensation directly with our operational and financial performance:

●

2019 Annual Incentive Program: The 2019 Annual Incentive Program used adjusted operating income, working capital as a percentage of sales and revenue to drive desired behavior that impacts shareholder value. Our 2019 financial performance resulted in the Named Executive Officers receiving payouts based on the attainment rates below.  The description set forth in the “What We Pay and Why:  Elements of Compensation” section of this proxy statement highlights the key financial results that were used in determining payouts to our Named Executive Officers under our 2019 Annual Incentive Program.

2019 Annual Incentive Program Attainment	64.3%

●

2017-2019 Long-Term Incentive Program: We used adjusted EPS as the performance measure for our 2017-2019 Long-Term Incentive Program cash-settled performance units in order to drive improvements in shareholder value. The Named Executive Officers received a payout under this award based on 89% attainment. The description set forth in the “What We Pay and Why:  Elements of Compensation” section of

45

COMPENSATION DISCUSSION AND ANALYSIS

this proxy statement highlights the key financial results that were used in determining payouts to our Named Executive Officers for the 2017-2019 performance period.

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous company and business segment objectives designed to enhance shareholder value.  Looking back, and taking into account the performance achieved compared to the objectives set, we believe that our Named Executive Officers’ incentive compensation results are aligned with the operational performance that we achieved for 2019.

Listening to Shareholders. At the 2019 Annual Meeting, we held our annual advisory vote on Named Executive Officer compensation. Over 95% of the votes cast were in favor of this advisory proposal. The Compensation Committee considered the voting results as well as other input from conversations held with investors and viewed them as continued support of our executive compensation programs.  As a result, the Compensation Committee made no material changes in the structure of our compensation programs or pay-for-performance philosophy based on the voting results for the proposal. At the 2020 Annual Meeting, we will again hold an advisory vote to approve Named Executive Officer compensation. The Compensation Committee expects to consider the results from this year’s and future advisory votes on Named Executive Officer compensation.

Executive Compensation Practices and Programs. The executive compensation practices and programs described below and in the accompanying tables played a vital role in driving our financial results and aligning pay with performance for 2019 and are intended to attract and retain a highly experienced, successful team to manage PolyOne. Our practices and programs are directly linked to our key business objectives and are designed to create value for our shareholders, including when we achieve positive operational performance.

We align executive compensation with shareholder interests	✓	Ensure that the majority of executive pay is based on objective, challenging financial goals and Company performance

We avoid excessive risk while fostering sustainable Company growth	✓

Utilize maximums on potential payments, include retention vehicles in our compensation programs, provide multiple performance targets and maintain robust Board and management processes to identify risk, including a risk assessment of compensation programs that is performed each year

	✓	Maintain stock ownership guidelines for all Named Executive Officers
	✓	Evaluate annual and aggregate dilution from stock awards prior to our annual equity award grants

We adhere to executive compensation best practices	✓

Do not provide for excise tax gross-up for “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) in any new management continuity agreements or for financial planning benefits

	✓	Maintain a clawback policy applicable to all executive officers
	✓	Prohibit Named Executive Officers from hedging or pledging our securities
	✓	Utilize an independent consultant to help the Compensation Committee understand compensation practices that impact Named Executive Officer compensation
	✓	Provide for minimum required vesting periods for our equity awards

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy and Objectives

Our executive compensation programs reward our officers’ performance, are specifically linked to our achievement of strategic operating and financial goals, and are designed to be competitive in the marketplace. We reward our executives for performance that meets or exceeds our strategic goals, without encouraging excessive risk-taking that could have a detrimental impact on our long-term results and the interests of our shareholders. We believe the design of our compensation plans and the relative mix of compensation elements successfully motivate our executives to improve our overall corporate performance and the profitability of the specific business units for which they are responsible, thus maximizing shareholder value. The main objectives of our executive compensation programs are to:

●	Attract, motivate and retain a highly qualified and successful management team to lead PolyOne in setting and effectively executing upon our strategic goals and objectives;
●	Foster a pay-for-performance culture by rewarding the achievement of specified strategic operating and financial objectives that maximize shareholder value; and
●	Help ensure our goals and objectives are aligned with the interests of our shareholders by recognizing and rewarding business results and the growth of our stock price through incentive programs.

Compensation Consultant. Our executive compensation programs are approved and overseen by the Compensation Committee, which is composed entirely of independent Directors.  The Compensation Committee retained the Consultant in 2019 to assist with assessing the competitiveness and overall appropriateness of our executive compensation programs. The Compensation Committee worked with the Consultant and considered input from members of senior management to help ensure that our executives, including our Named Executive Officers, receive market competitive compensation programs that reward business results.

As described below, the Consultant assisted the Compensation Committee by (1) providing comparative compensation information so it could consider base salaries, annual incentive targets and long-term incentive targets in the context of a general understanding of current compensation practices in the market, (2) providing guidance on incentive plan design, (3) monitoring and communicating trends in executive compensation to the Compensation Committee, (4) assisting with our proxy statement disclosures and (5) assessing our Board’s compensation.

Competitive Market Pay Information. We designed our compensation programs to be competitive with companies of comparable size and industry with whom we compete for executive talent. We review competitive market compensation data annually relating to salary, annual incentives and long-term incentives.  While the Compensation Committee does consider comparative compensation information to gain a general understanding of current compensation practices in the market, it does not benchmark or ultimately target a specific percentile or data point in assessing competitiveness for base pay or our incentive programs.  Individual opportunities vary based on length of time with PolyOne, individual performance and level of leadership responsibility within the Company.  The Compensation Committee also obtains advice and recommendations from the Consultant regarding retirement benefits and other areas of total compensation.

In reviewing competitive market data for 2019, we drew from two independent sources. We first reviewed proxy statement disclosures of a peer group of similarly-sized United States chemical and plastics companies as a market check with respect to the compensation for our senior executives. This approach provided insight into current compensation practices at business competitors or companies facing similar operating challenges.

We annually evaluate the composition of our compensation peer group, giving specific consideration to company size, global presence, and specialty chemical focus. We also look at the frequency with which these companies were used as peers by other companies in our industry and which companies had identified PolyOne as a peer. Financial and operating statistics for our peer group referenced during 2019 compensation decisions are summarized below:

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COMPENSATION DISCUSSION AND ANALYSIS

Factor	Median Peer Group Comparator 2019 Financials	2019 PolyOne Results
Company Revenue	$4.0 billion	$2.9 billion*
Total Asset Size	$5.3 billion	$3.3 billion
Employee Numbers	6,600	5,600

*Reflects revenue following the divestiture of the PP&S segment, but before the acquisition of Clariant’s Masterbatch Business.

Each of the companies constituting our peer group for 2019 compensation consideration met a majority of the primary criteria that were established. The group consisted of the following 14 companies:

PolyOne Peer Group for 2019 Compensation Decisions*
Albemarle Corporation	Celanese Corporation	International Flavors & Fragrances Inc.
A. Schulman, Inc.	Eastman Chemical Company	RPM International Inc.
Ashland Global Holdings Inc.	FMC Corporation	The Scotts Miracle-Gro Company
Avery Dennison Corporation	H.B. Fuller Company	Trinseo S.A.
Cabot Corporation	Hexcel Corporation

* The peer group for 2019 compensation consideration is the same used for 2018 compensation consideration, except that The Valspar Corporation, which was acquired in 2017, was removed.  Includes A. Schulman as relevant compensation decisions were made based on data from before it was acquired in August 2018.

The second independent source of data that we used to augment the peer proxy analysis was the Consultant’s analysis of competitive market data relating to other applicable general industries.  The Consultant specifically used the Consultant’s executive compensation database and Mercer’s Executive Compensation Survey. To obtain comparability based on company size, the Consultant’s analysis either referenced a specific sample of comparably-sized companies or calibrated the pay of a broad sample of companies against company size. PolyOne did not select the companies that comprise any of these survey groups, and the component companies’ identities were not a material factor in this analysis.

Review of 2019 Named Executive Officer Compensation. Management and the Compensation Committee annually review the specific pay disclosures of our peer group and the broad-based survey data provided by the Consultant. Management uses this data to develop recommendations for the Compensation Committee’s review regarding eligibility and award opportunities as well as performance measures and goals for our long-term and short-term incentive plans commencing in the following year. The Compensation Committee also considers this information when making compensation decisions and aligning each of the pay elements with our compensation objectives.

The Compensation Committee and management annually review and consider tally sheets, which are developed by our human resources department to provide greater context for the compensation of our Named Executive Officers. The tally sheets provide information regarding each Named Executive Officer’s base salary, annual incentives, and long-term incentives, and are reviewed by the Consultant.

Annually, the CEO recommends, for the Compensation Committee’s review and approval, specific base salary and incentive target opportunity adjustments for the Named Executive Officers other than himself, if an adjustment is warranted. The CEO makes his recommendations in conjunction with the marketplace data. He does not participate in any discussions with the Compensation Committee involving his own compensation. With guidance from the Consultant regarding market pay levels and based on a rigorous review of 2018 performance and our compensation philosophy, the Compensation Committee determined the appropriate pay levels for Mr. Patterson for 2019.  As a general matter, the Compensation Committee made its decisions regarding year-over-year increases in Mr. Patterson’s salary, annual incentive opportunity, and long-term incentive opportunity from 2018 (further described below) with guidance from the Consultant regarding market pay levels and based on a review of 2018 performance.

For 2019, the Compensation Committee determined that it would not provide base salary increases for 2019 from 2018 levels for the NEOs, or to other PolyOne officers and other salaried personnel. This decision was primarily due to concern regarding unfavorable market conditions, including lower selling prices from deflating raw materials, weaker foreign currencies and lower demand in Europe and China.

48

COMPENSATION DISCUSSION AND ANALYSIS

What We Pay and Why:  Elements of Compensation

Our executive compensation programs are designed to recognize an executive’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. As an executive’s level of responsibility within PolyOne increases, so does the percentage of total compensation that is linked to performance in the form of variable compensation. Thus, the majority of the total direct compensation is performance-based and not guaranteed.  We also provide various retirement and benefit programs and modest, business-related benefits. The chart below provides a picture of all elements of the total direct compensation (other than certain transaction bonuses earned in 2019 as described below) provided to our Named Executive Officers (also referred to as NEOs). Detailed information follows the chart below.

In 2019, the Compensation Committee also approved a special transaction performance bonus in the amount of $100,000 to each of Ms. Kunkle and Mr. Rathbun in recognition of their efforts to divest our PP&S segment and reach an agreement to acquire Clariant’s Masterbatch Business.

While the Compensation Committee does consider comparative compensation information to gain a general understanding of current compensation practices in the market, it does not benchmark or ultimately target a specific percentile or data point in assessing competitiveness for base pay or our incentive programs.  Individual opportunities vary based on length of time with PolyOne, individual performance and level of leadership responsibility within the Company.  This strategy is consistent with our competitive market pay philosophy discussed in the “Executive Compensation Philosophy and Objectives” section of this proxy statement.

2019 Base Salary. Base salaries for our Named Executive Officers were individually determined by the Compensation Committee after consideration of: (1) the CEO’s recommendations (for all Named Executive Officers other than the CEO); (2) breadth, scope and complexity of the executive’s role; (3) internal equity; (4) current compensation; (5) tenure in position; (6) market pay levels and trends around merit increases; and (7) individual performance.

After consideration of the factors above, including the determination to provide no base salary increases for 2019 from 2018 levels for a number of PolyOne officers and other personnel, the Compensation Committee determined not to make any changes to the Named Executive Officers’ base salaries for 2019. Therefore, our Named Executive Officers’ base salaries remained at the following levels for 2019: Mr. Patterson, $1,050,000; Mr. Richardson, $610,000; Ms. Kunkle, $425,000; Mr. Garratt, $435,000; and Mr. Rathbun, $410,000.

2019 Annual Incentive. We provided an annual incentive opportunity for 2019 under our Long-Term Incentive Plan to (1) reward our Named Executive Officers for achieving specific performance goals that would advance our profitability, (2) drive key business results, and (3) recognize individuals based on their contributions to those results.

49

COMPENSATION DISCUSSION AND ANALYSIS

The Named Executive Officers’ 2019 individual annual incentive opportunities (expressed as a percentage of base pay) that were approved by the Compensation Committee and effective for the 2019 Annual Incentive Program were as follows: Mr. Patterson – 120%; Mr. Richardson – 70% (increased from a 2018 target of 65%); Ms. Kunkle and Messrs. Garratt and Rathbun – 60% (increased from a 2018 target of 55%).

The Compensation Committee determined, after a thorough evaluation of possible plan designs and performance measures (described below), that we would maintain the same fundamental annual incentive design in 2019 that we used in 2018. The Compensation Committee’s evaluation demonstrated that the performance measures utilized for this program are the most critical elements of PolyOne’s performance for 2019 and, when combined, contribute to sustainable growth. The 2019 Annual Incentive Program performance measures are described below:

•

Adjusted Operating Income. Adjusted operating income was defined as total Company operating income excluding special items (as noted on Appendix A), and includes PP&S segment results through the date of divestiture.

•	Revenue. Revenue represented total Company net trade sales to third parties, and includes PP&S segment results through the date of divestiture.
•

Working Capital as a Percentage of Sales. Working Capital as a Percentage of Sales was calculated by taking the average 13 months of total Company working capital divided by the sum of 12 months of 2019 total Company sales, where working capital equals (1) trade accounts receivable (2) plus inventory (3) minus trade accounts payable, and includes PP&S segment results through the date of divestiture.

The payouts under the 2019 Annual Incentive Program were based on attainment with respect to target goals set for each individual performance measure. Rewardable attainment with respect to these performance measures ranged from 50% (threshold) to 200% (maximum) of goal. If achievement with respect to any performance measure had fallen between the threshold and target, or between the target and maximum, earned award amounts for that particular performance measure would have been interpolated on a straight-line mathematical basis. If achievement with respect to any performance measure did not reach threshold, then that measure would have been deemed to have 0% attainment. The performance measures for the 2019 Annual Incentive Program were weighted as outlined in the charts below.

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COMPENSATION DISCUSSION AND ANALYSIS

Under the 2019 Annual Incentive Program, the Named Executive Officers were eligible for payments up to the maximum permitted under the 2019 Annual Incentive Program provisions. Payouts were capped at 200% of a participant’s award amount at target. The Compensation Committee was permitted to use discretion to make a final determination of the amount to be paid.

We set aggressive performance goals in 2019 under the 2019 Annual Incentive Program that focused our efforts on those factors that we believed were critical to our ongoing success, including revenue growth, earnings improvement, cash generation from working capital, efficiencies in our operations and the continued implementation of our overall four pillar strategy of Specialization, Globalization, Commercial Excellence and Operational Excellence.  The 2019 performance goals for our performance measures were set in accordance with our strategic plan framework. We viewed the targeted level of performance for each measure as challenging to achieve. The threshold, target and maximum goals and attainment levels for each Named Executive Officer are set forth below (dollars in millions).  Progress against the Working Capital as a Percentage of Sales metric is reflected by lower levels of working capital, so results that are less than target are viewed as exceeding target performance.

Total attainment for consolidated PolyOne under the 2019 Annual Incentive Program was 64.3% with the components consisting of (dollars in millions):

2019 Annual Incentive Program*
Measure	Weighting	Threshold	Target	Maximum	Results	Payout %
Adjusted Operating Income	60%	$290.6	$323.0	$359.7	$309.3	78.9%
Revenue	25%	$3,448.6	$3,633.3	$3,989.6	$3,351.0	0%
Working Capital as a % of Sales	15%	12.1%	11.8%	11.2%	11.7%	113.3%
Total Attainment						64.3%

* All financial measures (performance measures and results) reported in the table above were calculated with adjustments for acquisitions, divestitures and special items (as noted on Appendix A) pursuant to the terms of the plans and as approved by the Compensation Committee.  Specifically, in the event of the divestiture of a business unit during the performance period, the performance measures (threshold, target, and maximum) would be adjusted to remove the net prospective loss of sales and income that such business unit was expected to have during the portion of the performance period after the divestiture.

All 2019 Annual Incentive Program awards aligned with the performance achieved.  The awards have been made in accordance with the Long-Term Incentive Plan.  For information regarding the ultimate payouts under the 2019 Annual Incentive Program, see the 2019 Summary Compensation Table.

Long-Term Incentive. We provide long-term incentive compensation to our Named Executive Officers to directly tie the interests of these individuals to the interests of our shareholders. We also believe that long-term incentive compensation is an important retention tool.  The 2019-2021 Long-Term Incentive Program awards were granted under the Long-Term Incentive Plan.

The individual long-term incentive target opportunities provided to our Named Executive Officers, which are reflected as a percentage of base salary, were established with consideration of our competitive market pay philosophy discussed in the “Executive Compensation Philosophy and Objectives” section of this proxy statement and were intended to reward the Named Executive Officers for achieving specific performance objectives. The awards granted for 2019 under the Long-Term Incentive Plan are based upon our closing stock price on February 11, 2019. The accounting value of each award was determined using the grant date of the award. The value of the grant varies as the stock price increases or decreases in the interim.

The Compensation Committee approved the following decisions with respect to the individual long-term incentive opportunities (expressed as a percentage of base salary) of the Named Executive Officers for 2019, which were in effect as of February 11, 2019 (the grant date of our annual long-term incentive awards) to address market compensation considerations, performance motivation and retention effects: Mr. Patterson’s opportunity was 420% (increased from a 2018 opportunity of 400%); Mr. Richardson’s opportunity was 160% (increased from a 2018

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COMPENSATION DISCUSSION AND ANALYSIS

opportunity of 150%); Ms. Kunkle's opportunity was 130% (increased from a 2018 opportunity of 120%); and Messrs. Garratt and Rathbun’s opportunities were 120% (increased from 2018 opportunities of 110%).

Awards Granted in 2019. After a thorough evaluation of other possible vehicles, the Compensation Committee elected to retain the same three compensation vehicles and weightings that we used in 2018 for the 2019 long-term incentive awards, which are listed below. We maintained this program design to continue to provide a balance between the relative values of the three compensation vehicles while efficiently using the shares available under the Long-Term Incentive Plan. Of these three vehicles, the cash-settled performance units and the stock appreciation rights (“SARs”) have performance conditions, as described in detail below. Both the cash-settled performance units and the SARs are additionally subject to time-based vesting as described in detail below. The restricted stock units (“RSUs”) are time-based awards that generally vest in their entirety on the third anniversary of the grant date.

On February 11, 2019, we granted awards under the Long-Term Incentive Plan to all our Named Executive Officers. Details regarding these awards are described below.

Cash-Settled Performance Units. Cash-settled performance units provide an opportunity for employees to receive a cash bonus if specified performance measures are met for pre-defined performance periods. The Compensation Committee maintained adjusted EPS as the 2019 performance measure in order to drive improvements in shareholder value. We will use the four performance periods and relative weightings listed below to drive annual performance as well as cumulative performance. Requiring annual, as well as cumulative, performance goals helps ensure that adjusted EPS growth is a constant and visible incentive goal for our Named Executive Officers to achieve each year.

Performance Period	Weighting
January 1, 2019 through December 31, 2019	25%
January 1, 2020 through December 31, 2020	25%
January 1, 2021 through December 31, 2021	25%
January 1, 2019 through December 31, 2021	25%

The attainment level for the cash-settled performance units will be certified at the end of the total three-year performance period. We established threshold, target and maximum adjusted EPS goals for each of the above listed performance periods. Participants will earn, for the applicable performance period: (1) 100% of the target award of cash-settled performance units upon attainment of the target performance level; (2) 50% of the target award upon attainment of the threshold performance level; or (3) 200% of the target award upon attainment of the maximum (or

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COMPENSATION DISCUSSION AND ANALYSIS

greater) performance level. If final performance falls between the threshold and target or between target and maximum, earned award amounts will be interpolated. If threshold performance is not achieved for a particular performance period, then no award will be paid to the participants for such performance period. The cash-settled performance units do not pay out until the payment date in order to serve as a retention vehicle and participants must generally be employed on the payment date to receive payment. The payment date will be a date in 2022 determined by the Compensation Committee (or its authorized delegate), which shall occur no later than March 15, 2022.

We do not disclose the specific, forward-looking adjusted EPS goals that we established for the cash-settled performance units granted in 2019 in this proxy statement because (1) these goals relate to executive compensation to be earned and/or paid in future years and do not affect a fair understanding of the Named Executive Officers’ compensation for 2019 and (2) we believe that disclosure of such goals while the applicable performance period is ongoing would cause us competitive harm. However, we disclose such goals in future proxy statements once the applicable performance periods have ended as part of our discussion and analysis about the amounts earned by the Named Executive Officers under these awards. In setting the applicable target levels, the Compensation Committee considered how achievement of the performance goals could be impacted by events expected to occur in the coming years. When establishing the specific goals for the adjusted EPS performance measure, we specifically considered how likely it will be for us to achieve the goals. We believe that the threshold goals have been established at levels that should be appropriately difficult to attain, and that the target goals will require considerable and increasing collective effort on the part of our employees, including our Named Executive Officers, to achieve. Achievement of the maximum goal is considered to be a stretch goal given current market conditions. The performance unit grants made in 2019 for the Named Executive Officers are set forth in the 2019 Grants of Plan-Based Awards table of this proxy statement.

Stock-Settled Stock Appreciation Rights. The SARs, when exercised by the Named Executive Officers, are settled in our common shares and have an exercise price equal to the closing market price of our common shares on the grant date.  However, the SARs are subject to an appreciation cap of 200% of the initial grant date closing stock price. To continually reinforce our ongoing commitment to enhancing shareholder value, the 2019 awards vest one-third upon the later of: (1) achieving each of the following stock price hurdles and maintaining them for thirty consecutive trading days: 10%, 15% and 20% increase, respectively, over the initial grant date closing stock price of $31.54; and (2) the satisfaction of time-based vesting requirements that lapse one-third on each of the first three anniversaries of the grant date, generally subject to the Named Executive Officer’s continued employment. No new performance hurdles were met in 2019.  The SARs have an exercise term of ten years. The SARs granted in 2019 to the Named Executive Officers are set forth in the 2019 Grants of Plan-Based Awards table of this proxy statement.

Restricted Stock Units. RSUs are designed to promote share ownership and promote the retention of our executives. The RSUs generally vest on the third anniversary of the grant date and are set forth in the 2019 Grants of Plan-Based Awards table of this proxy statement.

Actions Taken on Awards Granted in Prior Years. In February 2020, the Compensation Committee reviewed, certified and approved the attainment level of cash-settled performance units granted at the start of 2017 for the three-year performance period of January 1, 2017 through December 31, 2019. The four, equally weighted performance periods listed below were used in order to drive annual as well as cumulative performance.  The cash-settled performance units were earned by achieving performance goals related to our adjusted EPS over each performance period. For retention purposes, the performance units generally could not be paid until the payment date approximately three years following the date of grant as approved by Compensation Committee (or its authorized delegate). The Named Executive Officers received a cash payout based on achieving 89% of the target level performance for this goal, reflected below.

2017 – 2019 Cash-Settled Performance Units Performance Measure: Adjusted EPS*
Performance Periods	Weighting	Threshold	Target	Maximum	Result	Payout %
January 1, 2017 – December 31, 2017	25%	$2.12	$2.27	$2.48	$2.18	70%
January 1, 2018 – December 31, 2018	25%	$2.13	$2.44	$2.93	$2.43	98%
January 1, 2019 – December 31, 2019	25%	$1.95	$2.46	$3.31	$2.42	96%
January 1, 2017 – December 31, 2019	25%	$6.20	$7.17	$8.72	$7.03	93%
Total Attainment						89%

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COMPENSATION DISCUSSION AND ANALYSIS

* All financial measures (performance measures and results) reported in the table above were calculated with adjustments for acquisitions, divestitures and special items (as noted on Appendix A) pursuant to the terms of the plans and as approved by the Compensation Committee.  Specifically, in the event of the divestiture of a business unit during the performance period, the performance measures (threshold, target, and maximum) would be adjusted to remove the net prospective loss of income and the related impact on earnings per share that such business unit was expected to have during the portion of the performance period after the divestiture.  In the event of an acquisition during the performance period, the performance measures (threshold, target, and maximum) would be adjusted to include pro forma figures for the acquired assets for the remainder of the performance period.  Pro forma means target’s prior year results corresponding to remaining time left in the performance period, adjusted for purchase accounting and acquisition financing, if any.

Actual payouts of the cash-settled performance units granted in 2017 to the Named Executive Officers under the 2010 Plan are set forth in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table of this proxy statement.

All equity awards outstanding as of December 31, 2019 are set forth in the Outstanding Equity Awards at 2019 Fiscal Year-End table of this proxy statement.

Transaction Performance Bonuses.  In 2019, the Compensation Committee approved a special transaction performance bonus in the amount of $100,000 to each of Ms. Kunkle and Mr. Rathbun in recognition of their efforts to divest our PP&S segment and reach an agreement to acquire Clariant’s Masterbatch Business.

Other Aspects of Our Compensation Programs

The Compensation Committee, with support from management, also considers, adopts, reviews and revises executive officer benefit programs, promotions, and any individual agreements impacting the compensation and benefits of our Named Executive Officers. In addition, the Compensation Committee also oversees the governance of our compensation practices.  The following section describes significant activities relating to the above that occurred in 2019.

Retirement Benefits. We offer the following retirement benefits to eligible employees and eligible Named Executive Officers as specified below. Additional details about these plans, as they apply to the Named Executive Officers, are included in the “2019 Nonqualified Deferred Compensation” section of this proxy statement.

●

A defined contribution retirement benefit available to eligible United States employees (as defined in the plan document) through an Internal Revenue Code tax-qualified profit sharing/401(k) plan (referred to as the “Qualified Savings Plan”); and

●

An unfunded, nonqualified plan that provides benefits similar to the Qualified Savings Plan (referred to as the “PolyOne Supplemental Retirement Benefit Plan”), but without the Internal Revenue Code contribution and earnings limitations

Other Benefits. We provide other benefits to the Named Executive Officers that we believe are necessary to compete for executive talent. The additional benefits for the Named Executive Officers generally consist of a benefit allowance (for Mr. Patterson only, in the amount of $7,500 USD annually), limited reimbursement of expenses for financial planning and tax preparation, global travel health benefits and an annual physical examination. The specific amounts attributable to the 2019 other benefits provided to the Named Executive Officers are set forth in the “All Other Compensation” column of the 2019 Summary Compensation Table of this proxy statement. The benefit allowance and reimbursement of expenses for financial planning/tax preparation are treated as taxable income to the Named Executive Officers and are not grossed up by PolyOne. Tax gross-ups are provided for imputed income for spouse/guest travel.

We also provide other benefits such as medical, dental, life insurance and disability coverage to each United States-based Named Executive Officer, which are identical to the benefits provided to all other eligible United States-based employees (as defined in the plan document). We provide vacation and paid holidays to all employees,

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COMPENSATION DISCUSSION AND ANALYSIS

including the Named Executive Officers. The Named Executive Officers were each eligible for four weeks of vacation in 2019.

Tax Considerations. Cash compensation, such as base salary and annual incentive compensation, is taxable to the recipient as ordinary income when earned, unless deferred under a company-sponsored deferral plan. Deferrals under Internal Revenue Code tax-qualified plans, such as a 401(k) plan, do not affect our current tax deduction. Deferrals under supplemental executive deferral plans delay our tax deduction until the deferred amount (and any accumulation thereon) is paid. Stock-settled SARs are generally taxable as ordinary income when exercised, RSUs are generally taxable as ordinary income when they vest, and cash-settled performance units are generally taxable as ordinary income when paid. We generally realize a tax deduction at those specified times. The Compensation Committee reviews at a very general level potential tax implications before making decisions regarding compensation.

Management and the Compensation Committee are aware of Code Section 162(m), which generally disallows a federal income tax deduction to publicly traded companies like PolyOne for compensation in excess of $1 million per year paid to certain executive officers (and, beginning in 2018, certain former executive officers).  Historically, the $1 million deduction limit generally has not applied to compensation that satisfies Section 162(m)’s requirements for qualified performance-based compensation.  The Compensation Committee has in the past provided compensation that may not meet the exemption criteria including if, in its sole discretion, it determined that doing so advances our business objectives.  Effective for tax years beginning after December 31, 2017, the exemption for qualified performance-based compensation from the deduction limitation of Code Section 162(m) has been repealed, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available.  As such, certain compensation paid to covered individuals in excess of $1 million may not be deductible.

The Compensation Committee believes that Section 162(m) is only one of several relevant considerations in setting compensation. The Compensation Committee also believes that Section 162(m) should not be permitted to compromise its ability to design and maintain executive compensation arrangements that, among other things, are intended to attract, motivate and retain a highly qualified and successful management team to lead PolyOne.  As a result, the Compensation Committee retains the flexibility to provide compensation it determines to be in the best interests of PolyOne and its shareholders even if that compensation ultimately is not deductible for tax purposes.  Moreover, even if we have in the past intended to grant compensation that qualified as performance-based compensation for purposes of Section 162(m), we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

Accounting Considerations. When reviewing preliminary recommendations and in connection with approving the terms of a given incentive plan period, management and the Compensation Committee at a very general level review and consider the accounting implications of a given award, including the estimated expense and dilutive considerations. With consideration of the accounting treatment associated with an incentive plan design, management and the Compensation Committee may alter or modify the incentive award if the award (and the related accounting consequences) were to adversely affect our financial performance.

Stock Ownership and Retention Guidelines. In order to better align the financial interests of our executives with those of our shareholders, we believe our executives should own a meaningful number of PolyOne common shares. We have adopted Guidelines specifying a minimum level of stock ownership for all executives, including all Named Executive Officers.

The current Guidelines require all executives, including the Named Executive Officers, to retain 100% of all net shares obtained through PolyOne as compensation for services provided. This requirement will cease when the Guidelines have been met, provided that an officer can only divest of a number of shares such that the Guidelines continue to be met. In general, shares counted toward required ownership include shares directly and indirectly held, shares and phantom shares held in our retirement or deferral plans, and RSUs and performance shares (if the applicable performance measures are met). The specific levels of stock ownership for the Named Executive Officers are noted in the following table. Executives are expected to accumulate the specified shares within five years of their becoming subject to the Guidelines. These policies, as they relate to our Directors, are discussed in the “Stock Ownership Guidelines for Directors” section of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

	Stock Ownership Target (in shares)	Total Share Ownership as of 3/1/2020
R.M. Patterson	125,000	548,978
B.C. Richardson	45,000	86,378
L.K. Kunkle	20,000	86,428
M.A. Garratt	20,000	35,961
J.R. Rathbun	20,000	24,627

Timing with Respect to Equity Award Grants. We have adopted a policy with respect to the timing of the grant of equity awards, which provides that equity awards are granted pursuant to approval by the Board or the Compensation Committee or, pursuant to authority delegated by the Board or the Compensation Committee to the Chief Executive Officer. Such grants generally should be made at times when PolyOne is not in possession of material non-public information; and not made during a “blackout period,” which is the period of time that is in close proximity to the release of financial or material non-public information. The policy further provides that, to the extent practicable, annual grants to existing employees should be approved at regularly scheduled meetings and that the grant price for any stock option or SAR shall not be less than the fair market value of PolyOne’s common shares on the grant date (which is defined as the closing price of our common shares on the grant date).

Clawback Policy. In 2015, our Board adopted a clawback policy that, upon any act of fraud, dishonesty or recklessness in the performance of an executive officer’s duties that contributed to the Company’s material noncompliance with any financial reporting requirements resulting in a material accounting restatement, would generally require such executive officer to repay all incentive-based compensation that he or she received in excess of what would have been paid if the restated financial statements had originally been prepared without such material accounting restatement.  The Board expects to amend the clawback policy again when SEC or NYSE final clawback regulations become available.

Prohibition on Hedging Our Securities.  PolyOne’s Insider Trading Policy prohibits Directors, officers and certain other employees of PolyOne from engaging in hedging or other speculative transactions with respect to our securities, including buying or selling puts or calls, short sales, or margin purchases of our securities.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following tables, narrative and footnotes discuss in more detail the compensation of our Named Executive Officers.

2019 Summary Compensation Table

The following table sets forth the compensation for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017, as applicable, for our Chief Executive Officer and our Chief Financial Officer, and our three other most highly compensated executive officers serving as of December 31, 2019.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)	Tot al ($) (i)
Robert M. Patterson, Chairman, President and Chief Executive Officer	2019	1,050,000	-	1,543,883	1,543,900	1,824,780	144,069	6,106,632
	2018	1,003,846	-	1,386,559	1,399,340	2,187,228	150,947	6,127,920
	2017	959,231	-	1,331,605	1,419,188	1,862,317	114,564	5,686,905
Bradley C. Richardson, Executive Vice President, Chief Financial Officer	2019	610,000	-	342,209	342,083	486,381	64,619	1,845,292
	2018	590,769	-	307,892	310,060	618,228	57,212	1,884,161
	2017	569,615	-	277,915	295,964	576,063	55,718	1,775,275
Lisa K. Kunkle, Senior Vice President, General Counsel and Secretary(1)	2019	425,000	100,000	193,971	193,679	268,095	39,187	1,219,932
	2018	405,769	-	169,655	170,200	329,538	39,511	1,114,673
Michael A. Garratt, Senior Vice President, Chief Commercial Officer	2019	435,000	-	182,932	183,115	281,743	56,590	1,139,380
	2018	423,462	-	163,371	163,540	352,841	62,355	1,165,569
	2017	408,462	-	150,040	159,088	331,619	50,549	1,099,758
Joel R. Rathbun, Senior Vice President, Mergers & Acquisitions(1)	2019	410,000	100,000	173,470	172,551	245,398	36,253	1,137,672

(1)

Compensation for Ms. Kunkle is provided only for 2019 and 2018 because she was not a Named Executive Officer in 2017.  Compensation for Mr. Rathbun is provided only for 2019 because he was not a Named Executive Officer in 2018 or 2017

Bonus (column (d))

The amounts reported in the “Bonus” column relate to, for 2019, a special transaction performance bonus paid to each of Ms. Kunkle and Mr. Rathbun specifically in recognition of their efforts to divest our PP&S segment and reach an agreement to acquire Clariant’s Masterbatch Business.

Stock Awards (column (e))
The amounts reported in the “Stock Awards” column relate to, for 2019, time-vested stock-settled RSUs granted to the Named Executive Officers. These awards are described more fully in the “What We Pay and Why: Elements of Compensation” section of this proxy statement.

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EXECUTIVE COMPENSATION

The amounts reported for 2019 represent the aggregate grant date fair value of those stock awards determined pursuant to FASB ASC Topic 718. Accordingly, this column includes amounts for awards that have not yet vested.  For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 13, Share-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

PolyOne cautions that the amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from these awards. To what extent a Named Executive Officer realizes value will depend on our stock price and continued employment. The value actually received upon a settlement of RSUs for the Named Executive Officers in 2019 is reflected in the 2019 Option Exercises and Stock Vested table of this proxy statement.

Option Awards (column (f))
The amounts reported in the “Option Awards” column consist of, for 2019, stock-settled SARs (with time and performance based vesting requirements as well as a SAR appreciation cap) that were granted to the Named Executive Officers. The amounts reported for 2019 represent the grant date fair value of the SARs granted to each of the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. Accordingly, this column includes amounts for awards that have not yet vested. For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 13, Share-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These awards are described more fully in the “What We Pay and Why: Elements of Compensation” section of this proxy statement.

PolyOne again cautions that the amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. To what extent a Named Executive Officer realizes value will depend on our stock price and continued employment.

Non-Equity Incentive Plan Compensation (column (g))
The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2019 include amounts earned by  Named Executive Officers (as applicable) under the 2019 Annual Incentive Program (and paid in February 2020), and for cash-settled performance units granted on February 15, 2017 under the 2017 – 2019 Long-Term Incentive Program (and paid in February 2020). The terms of the 2019 Annual Incentive Program and the 2017 – 2019 Long-Term Incentive Program cash-settled performance units are described more fully in the “What We Pay and Why: Elements of Compensation” section of this proxy statement. The payouts earned by the Named Executive Officers under both plans (as applicable) are below.

Name	2019 Annual Incentive Program ($)	2017 – 2019 Cash-Settled Performance Units ($)
R.M. Patterson	810,180	1,014,600
B.C. Richardson	274,561	211,820
L.K. Kunkle	163,965	104,130
M.A. Garratt	167,823	113,920
J.R. Rathbun	158,178	87,220

All Other Compensation (column (h))
The amounts reported in the “All Other Compensation” column for 2019 reflect, for each Named Executive Officer, the sum of (1) the amounts contributed by PolyOne to the Qualified Savings Plan and the PolyOne Supplemental Retirement Benefit Plan, which are calculated on the same basis for all participants, including the Named Executive Officers, (2) limited tax gross-ups, and (3) the incremental cost to PolyOne of all other executive benefits that are required to be reported by SEC rules. The material provisions of the Qualified Savings Plan and the PolyOne Supplemental Retirement Benefit Plan are described in the “2019 Nonqualified Deferred Compensation” section of this proxy statement.

The narrative following the table below describes these components of All Other Compensation:

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EXECUTIVE COMPENSATION

Name	Company Contributions to Qualified Savings Plan ($)	Company Contributions to PolyOne Supplemental Retirement Benefit Plan ($)	Tax Gross-Ups ($)	Other Benefits ($)
R.M. Patterson	12,600	88,424	8,654	34,391
B.C. Richardson	12,600	31,992	-	20,027
L.K. Kunkle	12,600	16,487	-	10,100
M.A. Garratt	12,600	17,372	10,116	16,502
J.R. Rathbun	12,600	15,633	-	8,020

Company Contributions to Qualified Savings Plan. PolyOne makes certain contributions on behalf of all eligible participants, including Named Executive Officers, in accordance with the Qualified Savings Plan.

Company Contributions to PolyOne Supplemental Retirement Benefit Plan. PolyOne makes certain contributions on behalf of all eligible participants, including the Named Executive Officers, under the PolyOne Supplemental Retirement Benefit Plan.

Tax Gross-ups. PolyOne provides a reimbursement for taxes incurred when a spouse/guest travels for business purposes as it is sometimes necessary for spouses to accompany the executives to business functions. These taxes are incurred because of the Internal Revenue Service’s rules governing business travel by spouses/guests and PolyOne reimburses the associated taxes.

Other Benefits. Certain additional limited benefits are made available to executives, including the Named Executive Officers. The aggregate incremental value of those benefits is included for each Named Executive Officer in the “All Other Compensation” column of the 2019 Summary Compensation Table, but the individual values for each item are not required to be disclosed under SEC rules because none exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each Named Executive Officer. In general, these benefits include a nominal benefit allowance (provided to Mr. Patterson), taxable reimbursement to the Named Executive Officers for financial planning and tax preparation (used by all Named Executive Officers) and the incremental value of spouse/guest travel expenses (used by Messrs. Patterson and Garratt).  PolyOne also makes available executive physicals to all Named Executive Officers (used by Messrs. Patterson and Richardson). Global CARE Insurance (Critical Care Air Rescue and Evacuation), which provides supplemental medical services and medical transportation related to business travel, is also provided to all Named Executive Officers.

2019 Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#) (h)	Exercise or Base Price of Option Awards ($/Sh) (i)	Grant Date Fair Value of Stock and Option Awards ($) (j)
		Threshold ($) (c)		Target ($) (d)		Maximum ($) (e)		Threshold (#) (f)	Target (#) (g)
R.M. Patterson		94,500	(1)	1,260,000	(1)	2,520,000	(1)	-	-	-	-	-
		165,375	(2)	1,323,000	(2)	2,646,000	(2)	-	-	-	-	-
	2/11/2019	-		-		-		51,150	153,450 (3)	-	31.54	1,543,900
	2/11/2019	-		-		-		-	-	48,950 (4)	-	1,543,883
B.C. Richardson		32,025	(1)	427,000	(1)	854,000	(1)	-	-	-	-	-
		36,625	(2)	293,000	(2)	586,000	(2)	-	-	-	-	-
	2/11/2019	-		-		-		11,334	34,000 (3)	-	31.54	342,083
	2/11/2019	-		-		-		-	-	10,850 (4)	-	342,209
L.K. Kunkle		19,125	(1)	255,000	(1)	510,000	(1)	-	-	-	-	-
		20,750	(2)	166,000	(2)	332,000	(2)	-	-	-	-	-
	2/11/2019	-		-		-		6,417	19,250 (3)	-	31.54	193,679
	2/11/2019	-		-		-		-	-	6,150 (4)	-	193,971
M.A. Garratt		19,575	(1)	261,000	(1)	522,000	(1)	-	-	-	-	-
		19,625	(2)	157,000	(2)	314,000	(2)	-	-	-	-	-
	2/11/2019	-		-		-		6,067	18,200 (3)	-	31.54	183,115
	2/11/2019	-		-		-		-	-	5,800 (4)	-	182,932
J.R. Rathbun		18,450	(1)	246,000	(1)	492,000	(1)
		18,500	(2)	148,000	(2)	296,000	(2)
	2/11/2019							5,717	17,150 (3)		31.54	172,551
	2/11/2019									5,500 (4)		173,470

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EXECUTIVE COMPENSATION

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (columns (c), (d) and (e))

(1)

2019 Annual Incentive Program Payments. The amounts located in the first row for each Named Executive Officer represent the cash-based award opportunities granted to the Named Executive Officer in 2019 under the 2019 Annual Incentive Program. We established threshold, target and maximum goals for each of the three performance measures specified under the 2019 Annual Incentive Program. Participants earn, for the applicable performance measure: (1) 100% of the target award upon attainment of the “target” performance level; (2) 50% of the target award upon attainment of the “threshold” performance level; or (3) 200% of the target award upon attainment of the “maximum” (or greater) performance level. If final performance for any measure falls between the threshold and target or between target and maximum, earned award amounts for that measure will be interpolated on a straight-line mathematical basis. If threshold performance is not achieved for any one performance measure, then that performance measure will have an attainment of 0%. For purposes of this table and threshold level disclosure, we assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 7.5% of the target award was earned).  Additionally, negative discretion can be used to reduce the payment to zero.  2019 Annual Incentive Program payments, if earned, are contingent upon the Named Executive Officer remaining in continuous employment through the payment date. The actual amount earned by each Named Executive Officer for 2019 is included in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table of this proxy statement.

(2)

Cash-Settled Performance Units. The amounts located in the second row for each Named Executive Officer represent the cash-settled performance units granted to the Named Executive Officers on February 11, 2019 as part of our 2019 long-term incentive award under the Long-Term Incentive Plan. Each performance unit is equal in value to $1.00. Payouts of these cash-settled performance units are subject to achieving four specified performance goals over the annual and cumulative performance periods from January 1, 2019 to December 31, 2021. We established threshold, target and maximum goals for each of the four performance periods. Participants earn, for the applicable performance period: (1) 100% of the target award upon attainment of the “target” performance level; (2) 50% of the target award upon attainment of the “threshold” performance level or (3) 200% of the target award upon attainment of the “maximum” (or greater) performance level. If final performance falls between the threshold and target or between target and maximum for any performance period, then the earned award amount for that performance period will be interpolated on a straight-line mathematical basis. If threshold performance is not achieved for any one performance period, then that performance period will have an attainment of 0%. For purposes of this table and threshold level disclosure, we assumed that only one of the four performance periods achieved the threshold level of attainment (in other words, 12.5% of the target award was earned).  The cash-settled performance units will be paid in cash, if earned, contingent upon the Named Executive Officer remaining in continuous employment through the payment date, which shall be no later than March 15, 2022.

Estimated Future Payouts Under Equity Incentive Plan Awards (columns (f) and (g))

(3)

Stock Appreciation Rights.  These amounts represent stock-settled SARs granted to the Named Executive Officers on February 11, 2019 as part of our 2019 long-term incentive award under the Long-Term Incentive Plan. The SARs generally vest one-third upon the later of: (1) achieving each of the following stock price hurdles for thirty consecutive trading days: 10%, 15% and 20% increase, respectively, over the initial grant date closing stock price of $31.54; and (2) time-based vesting, with restrictions lapsing in one-third increments on each of the first three anniversaries of the grant date, generally subject to the officer’s continued employment, and have an exercise term of ten years. No stock price hurdles were achieved in 2019. The SARs are also subject to an appreciation cap of 200% of the initial grant date closing stock price.

“Threshold” refers to the minimum number of shares underlying the SAR award that will vest upon reaching the threshold level of performance, which is satisfaction of just the first stock price hurdle. Threshold equates to vesting in one-third of the SAR award. If threshold performance is not attained, then the participant will not vest in any of the SARs for the 2019 award. “Target” refers to the number of shares underlying the SARs that will vest upon satisfaction of all of the stock price hurdles under the 2019 grant. The SARs do not have a “maximum” level of attainment as a participant cannot receive SARs in excess of the initial award.

All Other Stock Awards: Number of Shares of Stock or Units (RSUs) (column (h))

(4)

Annual Grant of RSUs. These amounts represent stock-settled RSUs granted to the Named Executive Officers on February 11, 2019 as part of our 2019 annual long-term incentive award under the Long-Term Incentive Plan. The RSUs generally vest on the third anniversary of the grant date.  The RSUs have dividend equivalent rights that

60

EXECUTIVE COMPENSATION

entitle the grantee to dividend equivalents on each common share underlying the award equal to the dividend per share declared and paid on our issued and outstanding common shares. The dividend equivalent rights are subject to the same restrictions as the underlying RSUs.

Exercise or Base Price of Option Awards (column (i))
In setting the base price of these SARs, we followed the practice of using our closing stock price on the grant date. This practice complies with the Long-Term Incentive Plan.

Grant Date Fair Value of Stock and Option Awards (column (j))
The amounts in this column represent the grant date fair value of each equity-based award, computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 13, Share-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Narrative Disclosure Relating to the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table
For information regarding the amount of salary and bonus compensation in proportion to total compensation, see the “What We Pay and Why:  Elements of Compensation” section of this proxy statement. For information regarding the management Continuity Agreements, see the “Potential Payments Upon Termination or Change of Control” section of this proxy statement.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2019 Fiscal Year-End

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
R.M. Patterson	-	-	-	-	-	41,380 (1)	1,522,370	-	-
	-	-	-	-	-	34,562 (2)	1,271,536	-	-
	-	-	-	-	-	50,173 (3)	1,845,865	-	-
	-	-	-	-	-	-	-	54,840 (4)	2,017,564
	44,467 (5)	-	22,233 (5)	38.27	2/4/2025	-	-	-	-
	105,200	-	-	24.98	2/10/2026	-	-	-	-
	78,800 (6)	39,400 (6)	-	34.10	2/15/2027	-	-	-	-
	-	-	94,550 (7)	41.89	2/14/2028	-	-	-	-
	-	-	153,450 (8)	31.54	2/11/2029	-	-	-	-
B.C. Richardson	-	-	-	-	-	8,641 (1)	317,902	-	-
	-	-	-	-	-	7,677 (2)	282,437	-	-
	-	-	-	-	-	11,122 (3)	409,178	-	-
	17,400	-	-	35.07	2/11/2024	-	-	-	-
	12,467 (5)	-	6,233 (5)	38.27	2/4/2025	-	-	-	-
	25,150		-	24.98	2/10/2026	-	-	-	-
	16,433 (6)	8,217 (6)	-	34.10	2/15/2027	-	-	-	-
	-	-	20,950 (7)	41.89	2/14/2028	-	-	-	-
	-	-	34,000 (8)	31.54	2/11/2029	-	-	-	-
L.K. Kunkle	-	-	-	-	-	4,246 (1)	156,210	-	-
	-	-	-	-	-	4,232 (2)	155,695	-	-
	-	-	-	-	-	6,306 (3)	231,998	-	-
	12,300	-	-	14.81	2/16/2021	-	-	-	-
	18,300	-	-	14.61	2/14/2022	-	-	-	-
	10,400	-	-	23.08	2/15/2023	-	-	-	-
	7,100	-	-	35.07	2/11/2024	-	-	-	-
	5,667 (5)	-	2,833 (5)	38.27	2/4/2025	-	-	-	-
	11,500		-	24.98	2/10/2026	-	-	-	-
	8,066 (6)	4,034 (6)	-	34.10	2/15/2027	-	-	-	-
			11,500 (7)	41.89	2/14/2028	-	-	-	-
	-	-	19,250 (8)	31.54	2/11/2029	-	-	-	-
M.A. Garratt	-	-	-	-	-	4,667 (1)	171,699	-	-
	-	-	-	-	-	4,076 (2)	149,956	-	-
	-	-	-	-	-	5,947 (3)	218,790
	7,800	-	-	35.07	2/11/2024	-	-	-	-
	6,134 (5)	-	3,066 (5)	38.27	2/4/2025	-	-	-	-
	12,900		-	24.98	2/10/2026	-	-	-	-
	8,833 (6)	4,417 (6)	-	34.10	2/15/2027	-	-	-	-
	-	-	11,050 (7)	41.89	2/14/2028	-	-	-	-
	-	-	18,200 (8)	31.54	2/11/2029	-	-	-	-
J.R. Rathbun	-	-	-	-	-	3,556 (1)	130,825	-	-
	-	-	-	-	-	3,814 (2)	140,317	-	-
	-	-	-	-	-	5,639 (3)	207,459	-	-
	6,000	-	-	14.61	2/14/2022	-	-	-	-
	3,600	-	-	23.08	2/15/2023	-	-	-	-
	2,400	-	-	35.07	2/11/2024	-	-	-	-
	1,667 (5)	-	833 (5)	38.27	2/4/2025	-	-	-	-
	10,400		-	24.98	2/10/2026	-	-	-	-
	6,733 (6)	3,367 (6)	-	34.10	2/15/2027	-	-	-	-
	-		10,400 (7)	41.89	2/14/2028	-	-	-	-
	-	-	17,150 (8)	31.54	2/11/2029	-	-	-	-

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EXECUTIVE COMPENSATION

(1)

Represents a stock-settled RSU award that was granted on February 15, 2017 and generally vests in full on the third anniversary of the grant date. The award includes shares deemed purchased with reinvested dividend equivalents that are subject to the same forfeiture conditions as the shares to which the dividends relate.

(2)

Represents a stock-settled RSU award that was granted on February 14, 2018 and generally vests in full on the third anniversary of the grant date. The award includes shares deemed purchased with reinvested dividend equivalents that are subject to the same forfeiture conditions as the shares to which the dividends relate.

(3)

Represents a stock-settled RSU award that was granted on February 11, 2019 and generally vests in full on the third anniversary of the grant date. The award includes shares deemed purchased with reinvested dividend equivalents that are subject to the same forfeiture conditions as the shares to which the dividends relate.

(4)

Represents a grant of performance shares on May 15, 2014. If a specified EPS goal is met by December 31, 2023 and Mr. Patterson has remained in continuous employment with the Company, then the remaining 50,000 performance shares shall become non-forfeitable and fully vested on May 15, 2024. The award includes shares deemed purchased with reinvested dividend equivalents that are subject to the same forfeiture conditions as the shares to which the dividends relate.

(5)

Represents stock-settled SARs granted on February 4, 2015 that vest in increments upon the attainment of stock price hurdles (based on PolyOne’s closing stock price and sustained for thirty consecutive trading days) for our common shares as follows: one-third at $42.10; one-third at $44.01; and one-third at $45.92. The first two stock price hurdles were achieved in 2017. The SARs also were subject generally to time-based vesting in one-third increments on each of the first three anniversaries of the grant date.

(6)

Represents stock-settled SARs granted on February 15, 2017 that vest in increments upon the attainment of stock price hurdles (based on PolyOne’s closing stock price and sustained for thirty consecutive trading days) for our common shares as follows: one-third at $37.51; one-third at $39.22; and one-third at $40.92. The stock price hurdles were achieved in 2017. The SARs are also subject generally to time-based vesting in one-third increments on each of the first three anniversaries of the grant date.

(7)

Represents stock-settled SARs granted on February 14, 2018 that vest in increments upon the attainment of stock price hurdles (based on PolyOne’s closing stock price and sustained for thirty consecutive trading days) for our common shares as follows: one-third at $46.08; one-third at $48.17; and one-third at $50.27. No stock price hurdles were achieved in 2019.  The SARs are also subject generally to time-based vesting in one-third increments on each of the first three anniversaries of the grant date.

(8)

Represents stock-settled SARs granted on February 11, 2019 that vest in increments upon the attainment of stock price hurdles (based on PolyOne’s closing stock price and sustained for thirty consecutive trading days) for our common shares as follows: one-third at $34.69; one-third at $36.27; and one-third at $37.85. No stock price hurdles were achieved in 2019.  The SARs are also subject generally to time-based vesting in one-third increments on each of the first three anniversaries of the grant date.

Number of Securities Underlying Unexercised Options (#) Exercisable (column (b))
This column shows the fully vested and exercisable SARs held by the Named Executive Officers as of December 31, 2019.

Number of Securities Underlying Unexercised Options (#) Unexercisable (column (c))
This column shows the unvested and unexercisable SARs held by the Named Executive Officers as of December 31, 2019.

Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (column (d))
This column shows shares underlying unexercised SARs awarded under the 2010 Plan or the Long-Term Incentive Plan that have not been earned as an applicable stock price hurdle has not been met as of December 31, 2019.

Option Exercise Price (column (e))
This column shows the base price for each SAR reported in columns (b), (c) and (d).

Option Expiration Date (column (f))
This column shows the expiration dates for each SAR reported in columns (b), (c) and (d).

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EXECUTIVE COMPENSATION

Number of Shares or Units of Stock That Have Not Vested (column (g))
This column shows the unvested RSUs held by the Named Executive Officers as of December 31, 2019. The RSUs have dividend equivalent rights that entitle the grantee to dividend equivalents on each common share underlying the award equal to the dividend per share declared and paid on our issued and outstanding common shares. The amounts in this column include all dividend equivalents declared from 2017 through 2019 attributable to the awards (including the fourth quarter dividend declared on October 10, 2019 to shareholders of record on December 13, 2019, which was paid on January 9, 2020).

Market Value of Shares or Units of Stock That Have Not Vested (column (h))
The market value is determined based on the closing stock price of our common shares on December 31, 2019 ($36.79).

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (column (i))
This column shows the performance shares held by the Named Executive Officers as of December 31, 2019 that have not vested and have not been earned. The performance shares have dividend equivalent rights that entitle the grantee to dividend equivalents on each common share underlying the award equal to the dividend per share declared and paid on our issued and outstanding common shares. The amounts in this column include all dividend equivalents declared from 2017 through 2019 attributable to the awards (including the fourth quarter dividend declared on October 10, 2019 to shareholders of record on December 13, 2019, which was paid on January 9, 2020).

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (column (j))
The market value is determined based on the closing stock price of our common shares on December 31, 2019 ($36.79).

2019 Option Exercises and Stock Vested

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
R.M. Patterson	-	-	90,311	2,582,202
B.C. Richardson	-	-	8,714	274,404
L.K. Kunkle	-	-	3,992	125,708
M.A. Garratt	-	-	4,446	140,634
J.R. Rathbun	-	-	3,626	114,183

Stock Awards (columns (d) and (e))
Column (d) reports the vesting of RSUs and performance shares during 2019 on an aggregate basis. For all Named Executive Officers the stock awards include RSUs that were granted on February 10, 2016 and vested on February 10, 2019. For Mr. Patterson, the amount also includes performance shares that were granted on May 15, 2014 and vested on May 15, 2019. The amounts in these columns include shares awarded through a dividend equivalent feature under the 2010 Plan.

The value realized on vesting (column (e)) was computed by multiplying the number of vested RSUs or performance shares, as applicable, including the corresponding dividend equivalents, by the closing stock price of the underlying securities on the trading day prior to the vesting date.

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EXECUTIVE COMPENSATION

2019 Nonqualified Deferred Compensation

We offer a defined contribution retirement benefit to all eligible PolyOne participants through the Qualified Savings Plan. The Qualified Savings Plan provides employees with individual retirement accounts funded by contributions including an employer-paid match on employee contributions dollar-for-dollar on the first 3% of earnings the employee contributes plus $0.50 per dollar on the next 3% of earnings the employee contributes. The Internal Revenue Code limits employee contributions to the Qualified Savings Plan to $19,000 ($25,000 for participants over age 50), and earnings upon which employee/employer contributions may be made are limited to $280,000 in 2019.

We currently offer participation in a nonqualified deferred compensation retirement plan, called the PolyOne Supplemental Retirement Benefit Plan, to specified employees that include the Named Executive Officers. This plan is an unfunded, nonqualified plan that provides benefits similar to our Qualified Savings Plan, but without Internal Revenue Code contribution and earnings limitations. The Named Executive Officers are permitted to elect to defer up to 90% of their salary and annual bonus into the plan. The amounts deferred are credited to accounts selected by the Named Executive Officer that mirror the investment alternatives available in our Qualified Savings Plan. Each Named Executive Officer who participates in the PolyOne Supplemental Retirement Benefit Plan is 100% vested in that portion of their account that is attributable to elective deferrals and the Company match. A Named Executive Officer’s vested accounts will commence to be paid to them within 30 days of the date of their termination of employment with us in the form of payment they selected (lump-sum payment or payment in installments over a period not exceeding 10 years) on an election form received by us.

In April 2019, our Board approved an amendment to the PolyOne Supplemental Retirement Benefit Plan to add a Company stock fund investment feature to mirror the investment alternatives available under the Qualified Savings Plan. This feature also provides for deemed reinvestment of dividend equivalents on amounts attributed to the Company stock fund. The plan also permits the payout of balances deemed invested in the Company stock fund investment feature in the form of Company common shares (or cash for fractional shares).

The PolyOne Supplemental Retirement Benefit Plan is subject to the rules of Code Section 409A, which restricts the timing of distributions. Thus, payment, or commencement of payment, to the Named Executive Officers of their accounts may need to be delayed by six months following their separation from service with us.

Name	Aggregate	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Balance at	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	12/31/2018	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)(1)(5)
R.M. Patterson	3,854,353	317,747	88,424	667,549	-	4,928,073
B.C. Richardson	972,071	179,186	31,992	245,135	-	1,428,384
L.K. Kunkle	495,487	41,768	16,487	165,972	-	719,714
M.A. Garratt	429,077	110,149	17,372	105,419	-	662,017
J.R. Rathbun	411,654	87,932	15,633	231,395	-	647,854

(1)

Includes the following amounts reported as “Salary,” “Non-Equity Incentive Plan Compensation,” or “All Other Compensation” for the Named Executive Officers in our summary compensation tables for prior fiscal years:  $2,691,141 for Mr. Patterson, $914,962 for Mr. Richardson, $36,328 for Ms. Kunkle, $272,673 for Mr. Garratt, and $0 for Mr. Rathbun.

(2)

These reflect actual amounts earned by the Named Executive Officers in 2019 that have been deferred on a voluntary basis. All amounts reflected in this column are included in the 2019 Summary Compensation Table of this proxy statement as “Salary” or “Non-Equity Incentive Plan Compensation.”

(3)

This column contains contributions by us in the last fiscal year under the PolyOne Supplemental Retirement Benefit Plan, which provides for benefits in excess of amounts permitted to be contributed under our Qualified Savings Plan. All of the amounts in this column are included in the “All Other Compensation” column of the 2019 Summary Compensation Table of this proxy statement.

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EXECUTIVE COMPENSATION

(4)	Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included in the 2019 Summary Compensation Table of this proxy statement.
(5)	A portion of the balance reflected in the table represents amounts earned by the Named Executive Officers, which they have elected to defer on a voluntary basis.

Potential Payments Upon Termination or Change of Control

Summary of Potential Payments

Our plans, agreements, arrangements or typical practices would provide severance benefits to our Named Executive Officers in varying amounts to the executive under certain scenarios. We do not have employment agreements with our Named Executive Officers. We do have management continuity agreements (“Continuity Agreements”) with each of our other Named Executive Officers that provide for specified benefits upon a termination of employment following a change of control, and each of our Named Executive Officers participate in our Executive Severance Plan. Further, other Company plans, agreements and arrangements may provide for specified benefits upon a change of control (or for acceleration of such benefits). Severance and other benefits that are payable upon a termination of employment or upon a change of control are described below. The table following this narrative discussion summarizes the amounts payable upon termination or a change of control under certain circumstances to our Named Executive Officers, assuming that the executive’s employment terminated on December 31, 2019.

Management Continuity Agreements

We have entered into Continuity Agreements with all of our elected corporate officers, including each of the Named Executive Officers. The Continuity Agreements serve to encourage these key executives to carry out their duties and provide continuity of management in the event of a “change of control” of PolyOne. The Named Executive Officers are provided with severance protection for a period of three years (for Mr. Patterson and Ms. Kunkle) and two years (for Messrs. Richardson, Garratt, and Rathbun) should their employment be terminated either by us without cause or by the executive for good reason following a change of control. The Continuity Agreements are automatically renewed each year unless we give prior notice of termination and do not provide any assurance of continued employment. For these purposes, “change of control”, “cause” and “good reason” have the meanings ascribed to such terms in the Continuity Agreements.

If a change of control occurs and the Named Executive Officer’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “good reason,” in each case during the severance protection period, then the Continuity Agreements generally provide that the individual would be entitled to receive:

●	A lump-sum payment equal to two or three years (depending on the executive) of the base salary in effect immediately prior to the change of control, or if greater, on the termination date;
●

A lump-sum payment equal to two or three times (depending on the executive) the executive’s targeted Annual Incentive Amount, as that term is defined the Continuity Agreement, in effect prior to the change of control;

●	Employee health and welfare benefits (excluding the long-term disability plan) for up to two or three years (depending on the executive) at active employee rates;
●	An allowance equal to one year of financial planning/tax preparation that the executive was entitled to receive prior to the change of control;
●	A lump-sum payment equal to the employer contributions required to be made to certain retirement plans on behalf of the executive for the year of the change of control or the year of termination; and

None of the agreements contain a single trigger or a modified single trigger for benefits. The Continuity Agreements do not provide for benefits upon death or disability following a change of control. The Continuity Agreements also do not provide for tax gross-ups for any excise taxes due under the Internal Revenue Code for any so-called “golden parachute” payments made under the agreements (except for Named Executive Officers with “grandfathered” Continuity Agreements).

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EXECUTIVE COMPENSATION

To the extent a payment or benefit that is paid or provided under a Continuity Agreement would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the executive would be entitled to payment under the Continuity Agreement or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Continuity Agreement and such other plan, program, agreement, arrangement or legal requirement.

In addition, in order to receive payment and benefits under the Continuity Agreement, the Named Executive Officer must execute a release of claims against PolyOne and comply with confidentiality, non-compete and non-solicitation covenants for two or three years, depending on the executive.

Executive Severance Plan

The Compensation Committee has adopted the Executive Severance Plan. The Executive Severance Plan provides for severance payments upon certain terminations of employment to our Named Executive Officers and other elected officers who are expected to make substantial contributions to our success and thereby provide for stability and continuity of operations.

The Executive Severance Plan provides that, if PolyOne terminates the employment of a Named Executive Officer for any reason other than Cause (as defined in the Executive Severance Plan), death or disability, then the Named Executive Officer will be entitled to receive:

●	Salary continuation payments in an amount equal to two times the Named Executive Officer’s base salary;
●	A payment in an amount equal to the Named Executive Officer’s annual bonus under the annual incentive program as earned for the year in which the separation occurs;
●	Reimbursement for the costs previously paid by us for continued coverage for two years in our medical, dental and vision plans, plus any taxes imposed as a result of such reimbursement; and
●	Fees for outplacement benefits for a period of 12 months.

We do not have to make payments to Named Executive Officers under the Executive Severance Plan if they are entitled to receive payment under a Continuity Agreement discussed above. In addition, in order to receive payments under the Executive Severance Plan, the Named Executive Officer must execute a release of claims against us and is subject to confidentiality, non-compete, non-solicitation and non-disparagement covenants during the two-year severance period.

Long-Term Incentive Awards

Each of the grant agreements evidencing outstanding awards of RSUs, SARs, cash-settled performance units and performance shares provide that the vesting of such award will accelerate upon a change of control. In the event of a change of control, cash-settled performance units for which all performance periods are completed as of December 31, 2019 are valued at actual attainment, and cash-settled performance units for which all performance periods are not completed as of December 31, 2019 are valued at target attainment. For this purpose, a “change of control” is defined in the 2010 Plan or the Long-Term Incentive Plan, as applicable.

The grant agreements also provide for prorated vesting upon death, disability and retirement, as those terms are defined in the grant agreements.  In the case of such prorated vesting, cash-settled performance units are generally valued based on actual performance for the applicable performance period (which, for performance periods that were not completed as of December 31, 2019, we have assumed to be target performance for purposes of the table below).  Also in the case of such prorated vesting, SARs generally only vest if the performance hurdles have been met as of the date of death, disability or retirement, except that SARs granted in 2018 and later remain eligible to vest if the performance hurdles are satisfied after such termination event.

Retirement Benefits

The PolyOne Supplemental Retirement Benefit Plan that is made available to all of our Named Executive Officers has provisions relating to the termination of employment with PolyOne. These payments are described more fully in the disclosure provided in the “2019 Nonqualified Deferred Compensation” section of this proxy statement.

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EXECUTIVE COMPENSATION

Payments and Benefits Upon Termination — As of the End of Fiscal Year 2019

The following table summarizes the amounts payable to the Named Executive Officers upon termination under specified circumstances or upon a change of control. The data below assumes that each triggering event listed in the tables occurred on December 31, 2019 and that the stock price for our common shares was $36.79, the closing stock price of our common shares on December 31, 2019.

Name	Benefits and Payments	Voluntary Termination ($)	Retirement (1) ($)	Disability ($)	Death ($)	Involuntary Termination with Cause ($)	Involuntary Termination without Cause ($)	Involuntary Termination without Cause or for Good Reason Following a Change of Control ($)
R.M. Patterson	Cash Severance Benefit (2)	-	-	-	-	-	2,910,180	6,930,000
	Annual Incentive for Year of Termination	-	-	810,180	810,180	-	-	-
	Cash-Settled Performance Units (3)	-	-	2,247,596	2,247,596	-	-	3,525,600
	Restricted Stock Units (4)	-	-	2,801,263	2,801,263	-	-	4,639,771
	Performance Shares (5)	-	-	1,136,075	1,136,075	-	-	2,017,564
	Unexercisable Stock Options/SARs (4)	-	-	536,964	536,964	-	-	911,600
	Health and Welfare Benefits (6)	-	-	-	-	-	35,741	53,612
	Financial Planning Services (7)	-	-	-	-	-	-	13,000
	Outplacement Benefits	-	-	-	-	-	8,300	-
	Lump Sum for Defined Contribution Plans	-	-	-	-	-	-	311,850
	Excise Tax Gross-up (8)	-	-	-	-	-	-	5,655,782
B.C. Richardson	Cash Severance Benefit (2) (8)	-	-	-	-	-	1,494,561	1,974,363
	Annual Incentive for Year of Termination	-	274,561	274,561	274,561	-	-	-
	Cash-Settled Performance Units (3)	-	485,486	485,486	485,486	-	-	768,820
	Restricted Stock Units (4)	-	602,584	602,584	602,584	-	-	1,009,517
	Unexercisable Stock Options/SARs (4)	-	117,661	117,661	117,661	-	-	200,604
	Health and Welfare Benefits (6)	-	-	-	-	-	24,006	24,006
	Financial Planning Services (7)	-	-	-	-	-	-	10,000
	Outplacement Benefits	-	-	-	-	-	8,300	-
	Lump Sum for Defined Contribution Plans	-	-	-	-	-	-	93,330
L.K. Kunkle	Cash Severance Benefit (2)	-	-	-	-	-	1,013,965	2,040,000
	Annual Incentive for Year of Termination	-	-	163,965	163,965	-	-	-
	Cash-Settled Performance Units (3)	-	-	255,463	255,463	-	-	414,130
	Restricted Stock Units (4)	-	-	315,806	315,806	-	-	543,903
	Unexercisable Stock Options/SARs (4)	-	-	65,024	65,024	-	-	111,913
	Health and Welfare Benefits (6)	-	-	-	-	-	34,836	52,254
	Financial Planning Services (7)	-	-	-	-	-	-	10,000
	Outplacement Benefits	-	-	-	-	-	8,300	-
	Lump Sum for Defined Contribution Plans	-	-	-	-	-	-	91,800
	Excise Tax Gross-up (8)	-	-	-	-	-	-	-
M.A. Garratt	Cash Severance Benefit (2) (8)	-	-	-	-	-	1,037,823	1,376,433
	Annual Incentive for Year of Termination	-	-	167,823	167,823	-	-	-
	Cash-Settled Performance Units (3)	-	-	258,919	258,919	-	-	409,920
	Restricted Stock Units (4)	-	-	323,163	323,163	-	-	540,445
	Unexercisable Stock Options/SARs (4)	-	-	63,030	63,030	-	-	107,433
	Health and Welfare Benefits (6)	-	-	-	-	-	34,836	34,836
	Financial Planning Services (7)	-	-	-	-	-	-	10,000
	Outplacement Benefits	-	-	-	-	-	8,300	-
	Lump Sum for Defined Contribution Plans	-	-	-	-	-	-	62,640
J. R. Rathbun	Cash Severance Benefit (2) (8)	-	-	-	-	-	978,178	1,256,595
	Annual Incentive for Year of Termination	-	-	158,178	158,178	-	-	-
	Cash-Settled Performance Units (3)	-	-	223,886	223,886	-	-	366,220
	Restricted Stock Units (4)	-	-	274,601	274,601	-	-	478,601
	Unexercisable Stock Options/SARs (4)	-	-	57,346	57,346	-	-	99,094
	Health and Welfare Benefits (6)	-	-	-	-	-	35,741	35,741
	Financial Planning Services (7)	-	-	-	-	-	-	10,000
	Outplacement Benefits	-	-	-	-	-	8,300	-
	Lump Sum for Defined Contribution Plans	-	-	-	-	-	-	59,040

(1)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service or age 58 with five years of service.

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EXECUTIVE COMPENSATION

(2)

Cash severance benefits are payable (a) in the event of an involuntary termination without cause, under the Executive Severance Plan or (b) in the event of an involuntary termination following a change of control, under the Continuity Agreement.

(3)

Cash-settled performance units granted in 2019 and 2018 reflect a prorated target amount in cases of retirement, disability or death. For cash-settled performance units granted in 2017, awards reflect actual attainment. In the case of involuntary termination following a change of control, awards granted in 2019 and 2018 reflect the full value award at target.

(4)

RSUs and unexercisable stock options/SARs granted in 2019, 2018 and 2017 reflect a prorated amount of the award in cases of retirement, disability or death. In the case of involuntary termination following a change of control, all of these awards reflect their full value.

(5)	Performance shares granted in 2014 reflect a prorated amount in cases of disability or death. In the case of involuntary termination following a change of control, all awards reflect their full value.
(6)

Continuation of health and welfare benefits is provided under the Executive Severance Plan in the event of an involuntary termination without cause or the Continuity Agreement in the event of an involuntary termination following a change of control.

(7)	Continuation of financial planning benefits is provided under the terms of the Continuity Agreements.
(8)

For Mr. Patterson and Ms. Kunkle, this represents the amount of excise tax that would be imposed on the executive under Code Section 280G and a tax gross-up amount relating to the payment of such tax. Messrs. Richardson, Garratt, and Rathbun are not provided a Code Section 280G gross-up benefit under their Continuity Agreements; instead, their severance benefits will be reduced in the event that an excise tax would be imposed on them under Code Section 280G in an amount sufficient to eliminate the excise tax. Messrs. Richardson, Garratt and Rathbun’s severance benefits in the event of a Termination without Cause or for Good Reason Following a Change of Control have been reduced by $99,637, $15,567 and $55,405, respectively, as all three were determined to be over the excise tax limit.  Ms. Kunkle is under the excise tax limit and would not be subject to an excise tax.

CEO Pay Ratio Disclosure

The SEC has adopted rules requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the CEO.  We note that our median employee remains unchanged from last year because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure.

CEO Annual Total Compensation for 2019: $6,106,632

Median Employee Annual Total Compensation for 2019: $53,371

Ratio of CEO to Median Employee Annual Total Compensation for 2019: 114:1

How the Median Employee was Determined in 2017

In determining the median employee, we used a consistently applied compensation measure (“CACM”) for all employees (other than the CEO) included in the determination. Our CACM was eligible earnings (which includes base wages, overtime, shift differentials, lump sum merit payments, designated paid time off, including holiday pay, jury duty pay, military adjustment pay, and vacation pay, and any work day premiums earned and paid to an active employee during the period) plus annual target cash incentive. To determine the median employee, all global employees as of December 31, 2017 were evaluated. This group of employees did not include any independent contractors or workers who provided leased services, and did not exclude any employees of businesses acquired by us or combined with us.  Further, we did not utilize any statistical sampling or cost-of-living adjustments for purposes of determining our median employee. A portion of our employee workforce (full-time and part-time) identified above worked for less than the full fiscal year due to commencing employment after January 1, 2017.  In determining the median employee, we annualized the total compensation for such individuals by extending their eligible earnings over the full 365-day annual period but avoided creating full-time equivalencies.

The global employee evaluation focused on each employee’s eligible earnings and annual target cash incentive for the period January 1, 2017 to December 31, 2017.  Eligible earnings for employees outside of the United States were converted to United States Dollars by applying the applicable exchange rates in effect on December 31, 2017. The eligible earnings and annual target cash incentive amounts were then added together to determine each

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EXECUTIVE COMPENSATION

employee’s CACM and the median employee was selected.  Due to the fact that we had an even number of employees on our determination date, we had two median employees.  We chose the employee who received a 2017 annual incentive payout as we believe that receiving a payout more appropriately reflects what the median employee could be expected to receive in a normal year. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.

Compensation Committee Interlocks and Insider Participation

During 2019, Robert E. Abernathy, Richard H. Fearon, Kerry J. Preete, William H. Powell, and William A. Wulfsohn served on the Compensation Committee. None of our executive officers was a member of the board of directors or compensation committee of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC during 2019.

Risk Assessment of the Compensation Programs

As part of the Compensation Committee’s annual governance process, in October 2019 we conducted a formal assessment of our compensation programs to ensure that they do not create risks that are reasonably likely to have a material adverse effect on PolyOne. With guidance from the Consultant, our Internal Audit and Human Resources groups completed the initial risk assessment of our compensation programs, including those that extend beyond the executive officers. The assessment was reviewed by our legal department and the Consultant, with these groups providing additional analysis and validation of the results. The results of the compensation risk assessment were presented to the Compensation Committee at its October 2019 meeting. The areas we considered in determining that our compensation programs do not pose a material risk to PolyOne included our:

Compensation Philosophy	Payout Curves	Clawback Policy
Compensation Plan Design	Weightings of Incentive Plan Measures	Anti-Hedging/Anti-Pledging Policies
Balanced Pay Mix	Compensation Plan Governance and Oversight	Stock Ownership Requirements
Timing on Incentive Payouts	Selection of Performance Measures	Pay-for-Performance Validation

As a result of the assessment, the Compensation Committee concluded that our compensation structures are appropriate and no material risks were identified.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board the inclusion of the Compensation Discussion and Analysis in this proxy statement and in PolyOne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Compensation Committee
of the Board of Directors

Robert E. Abernathy

Richard H. Fearon

Kerry J. Preete, Chair
William A. Wulfsohn

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MISCELLANEOUS

MISCELLANEOUS PROVISIONS

Voting at the Meeting

Shareholders of record at the close of business on March 17, 2020 are entitled to vote at the Annual Meeting. On that date, a total of 92,380,548 common shares were outstanding. Each share is entitled to one vote.

The affirmative vote of a majority of the common shares represented and voting, in person or by proxy, at any meeting of shareholders at which a quorum is present is required for action by shareholders on any matter, unless the vote of a greater number of shares or voting by classes or series is required under Ohio law. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting for purposes of determining a quorum. Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Directors are elected by a plurality of the votes of shares present, in person or by proxy, and entitled to vote on the election of Directors at a meeting at which a quorum is present. An abstention or a broker non-vote has the same effect as a ”withhold” vote with respect to a Director nominee, as each abstention or broker non-vote would be one less vote in favor of a Director nominee. Your broker or other nominee will not be able to vote your shares with respect to the election of Directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder. Holders of common shares have no cumulative voting rights. If any of the nominees listed in the “Proposal 1 – Election of Board of Directors” section of this proxy statement becomes unable or declines to serve as a Director, each properly signed proxy card will be voted for another person recommended by the Board. However, we have no reason to believe that this will occur.

Because the vote to approve Named Executive Officer compensation is advisory, there is technically no minimum vote requirement for this proposal. However, if there are a significant number of negative votes, we will seek to understand the concerns that influence the votes and expect to address them in making future decisions about our executive compensation programs.  An abstention or broker non-vote will have no effect on this proposal as the abstention or broker non-vote will not be counted in determining the number of votes cast.

The affirmative vote of holders of at least a majority of the shares cast, in person or by proxy, is necessary for the ratification of the appointment of EY as our independent registered public accounting firm. Because the proposal to ratify the appointment of EY is considered “routine,” your broker or other nominee will be able to vote your shares with respect to this proposal without your instructions. An abstention will have no effect on this proposal as the abstention will not be counted in determining the number of votes cast.

The affirmative vote of holders of at least a majority of the shares cast, in person or by proxy, is necessary for the approval of the PolyOne Corporation 2020 Equity and Incentive Compensation Plan.  For determining passage of the proposal for NYSE purposes, an abstention will have the same effect as a vote “against” this proposal as abstentions are counted in determining the number of votes cast.  A broker non-vote will have no effect on this proposal as broker non-votes will not be counted in determining the number of votes cast.

We know of no other matters that will be presented at the meeting; however, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

Shareholder Proposals

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year’s Proxy Statement should send the proposal to us, addressed to the Secretary, so that it is received on or before November 30, 2020. We suggest that all proposals be sent by certified mail, return receipt requested.

Additionally, a shareholder may submit a proposal, including the nomination of Directors, for consideration at the 2021 Annual Meeting, but not for inclusion in next year’s Proxy Statement, if the shareholder gives timely written notice of such proposal in accordance with Regulation 8(c) of our Regulations. In general, Regulation 8(c) provides that, to be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at our principal executive offices not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting. If the date of the 2021 Annual Meeting is

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MISCELLANEOUS

delayed by more than 60 calendar days after the anniversary of the 2020 Annual Meeting, then a shareholder’s notice must be delivered to our principal executive offices not later than the close of business on the later of the 90th calendar day prior to the 2021 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2021 Annual Meeting is first made.

Our proxy materials for the 2020 Annual Meeting will be mailed on or about March 30, 2020. Sixty days prior to the first anniversary of this date will be January 29, 2021, and 90 days prior to the first anniversary of this date will be December 30, 2020. Our proxies for the 2021 Annual Meeting will confer discretionary authority to vote on any matter if we do not receive timely written notice of such matter in accordance with Regulation 8(c). For business to be properly requested by a shareholder to be brought before the 2021 Annual Meeting, the shareholder must comply with all of the requirements of Regulation 8(c), not just the timeliness requirements set forth above.

Proxy Solicitation

We are making this proxy solicitation and will bear the expense of preparing, printing and mailing this notice and proxy statement. In addition to requesting proxies by mail, our officers and regular employees may request proxies by telephone or in person. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, to assist in the solicitation for an estimated fee of $7,500 plus reasonable expenses. We will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. We will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

We are mailing our Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 2019, to shareholders of record with this proxy statement.

We will furnish without charge to each person from whom a proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2019, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K or for information on how to obtain directions to be able to attend the Annual Meeting and vote in person should be directed to: PolyOne Center, 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Secretary.

For the Board of Directors
PolyOne Corporation

Lisa K. Kunkle
Senior Vice President, General Counsel & Secretary

March 30, 2020

72

APPENDIX A

Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share data)

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.

Adjusted EPS attributable to PolyOne common shareholders is calculated as follows:

	2009*	2010*	2011*	2012*	2013*	2014*	2015*	2016**	2017**	2018**	2018***	2019***
Net income from continuing operations attributable to PolyOne common shareholders	$106.7	$152.5	$153.4	$53.3	$94.0	$78.0	$144.6	$166.4	$173.5	$161.1	$87.7	$75.5
Joint venture equity earnings, after tax	(19.0)	(14.7)	(3.7)	—	—	—	—	—	—	—	—	—
Special items, before tax(1)	(48.7)	24.2	(48.1)	55.1	46.3	164.2	87.6	23.8	32.9	59.5	58.7	61.7
Special items, tax adjustments(1)	(27.2)	(96.7)	(24.7)	(18.9)	(13.7)	(73.7)	(58.7)	(15.9)	(24.8)	(25.3)	(25.1)	(5.9)
Adjusted net income from continuing operations attributable to PolyOne common shareholders	$11.8	$65.3	$76.9	$89.5	$126.6	$168.5	$173.5	$174.3	$181.6	$195.3	$121.3	$131.3

Diluted shares	93.4	96.0	94.3	89.8	96.5	93.5	88.7	84.6	82.1	80.4	80.4	77.7
Adjusted EPS attributable to PolyOne common shareholders	$0.13	$0.68	$0.82	$1.00	$1.31	$1.80	$1.96	$2.06	$2.21	$2.43	$1.51	$1.69

*	Historical results are shown as presented in prior filings and have not been updated to reflect subsequent changes in accounting principle, discontinued operations or the related resegmentation.
**	Pro Forma for sale of DSS segment.
***	Pro Forma for sale of PP&S segment.

Senior management uses operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.

A-1

	Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2019	2018
Operating income - GAAP	$156.8	$178.6
Special items in operating income (1)	71.7	42.4
Operating income adjusted	$228.5	$221.0

(1)  Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures, including adjustments related to contingent consideration; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non- recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results. Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

A-2

APPENDIX B

POLYONE CORPORATION
2020 EQUITY AND INCENTIVE COMPENSATION PLAN

1.     Purpose.  The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2.     Definitions.  As used in this Plan:

(a)     “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)     “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c)     “Board” means the Board of Directors of the Company.

(d)     “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e)     “Change of Control” means, except as otherwise provided for in an Evidence of Award, the occurrence (after the Effective Date) of any of the following events:

(i)     the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii) below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 25% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition;

(ii)     individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board” as modified by this subsection (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an

B-1

actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)     the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)     approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above.

(f)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.

(g)     “Common Shares” means the common shares, par value $0.01 per share, of the Company or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(h)     “Company” means PolyOne Corporation, an Ohio corporation, and its successors.

(i)     “Compensation Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 13 of this Plan.

(j)     “Date of Grant” means the date provided for by the Compensation Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan, will become effective (which date will not be earlier than the date on which the Compensation Committee takes action with respect thereto).

(k)     “Director” means a member of the Board.

(l)     “Effective Date” means the date that this Plan is approved by the shareholders of the Company.

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(m)     “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Compensation Committee that sets forth the terms and conditions of the awards granted under this Plan.  An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Compensation Committee, need not be signed by a representative of the Company or a Participant.

(n)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)     “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(p)     “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)     “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Compensation Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or the acceptable levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.

(r)     “Market Value per Share” means as of any particular date the closing sale price of the Common Shares as reported on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed.  If the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for the Common Shares on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded.  If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Compensation Committee.  The Compensation Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s)     “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(t)     “Option Price” means the purchase price payable on exercise of an Option Right.

(u)     “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(v)     “Participant” means a person who is selected by the Compensation Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(w)     “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

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(x)     “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(y)     “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Compensation Committee.

(z)     “Plan” means this PolyOne Corporation 2020 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(aa)     “Predecessor Plans” means the PolyOne Corporation 2010 Equity and Performance Incentive Plan and the PolyOne Corporation 2017 Equity and Incentive Compensation Plan, in each case including as may be (or may have been) amended or amended and restated from time to time.

(bb)     “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(cc)     “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

(dd)     “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(ee)     “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ff)     “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(gg)     “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

(hh)     “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3.     Shares Available Under this Plan.

(a)     Maximum Shares Available Under Plan.

(i)     Subject to adjustment as provided in Section 12 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards to non-employee Directors contemplated by Section 9 of this Plan, (F) awards contemplated by Section 10 of this Plan, or (G) dividend equivalents paid with respect to awards made under this Plan, will not exceed in the aggregate (x) 2,500,000 Common Shares plus (y) one Common

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Share for every one Common Share that remains available for awards pursuant to the PolyOne Corporation 2017 Equity and Incentive Compensation Plan (the “2017 Plan”) as of the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)     Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b)     Share Counting Rules.

(i)     Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)     If, after the Effective Date, any Common Shares subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii)     Notwithstanding anything to the contrary contained in this Plan: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (C) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof, will not be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and (D) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.

(iv)     If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)     Limit on Incentive Stock Options; Full-Value Award Limit. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 12 of this Plan: (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,500,000 Common Shares; and (ii) the number of Common Shares subject to awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, awards to non-employee Directors contemplated by Section 9 of this Plan (other than Option Rights or Appreciation Rights), and other awards under Section 10 of this Plan (after taking into account any forfeitures and cancellations) will not, during the life of this Plan, in the aggregate exceed the sum of (A) 700,000 Common Shares, plus (B) only such number of Common Shares available under the 2017 Plan as of the Effective Date for awards under the 2017 Plan of restricted stock, restricted stock units, performance shares and performance units, awards to non-employee Directors contemplated by Section 9 of the 2017 Plan (other than option rights or appreciation rights), and other awards under Section 10 of the 2017 Plan.

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(d)     Non-Employee Director Compensation Limit.  Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured as of the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $600,000.

(e)     Minimum Vesting.  Notwithstanding anything in this Plan (outside of this Section 3(e)) to the contrary, awards granted under this Plan shall vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable; provided, however, that, notwithstanding the foregoing, an aggregate of up to 5% of the Common Shares available for awards under this Plan under Section 3(a)(i), as may be adjusted under Section 12 of this Plan, may be used for awards that do not at grant comply with such minimum vesting requirement; and provided, further, that awards granted to non-employee Directors shall not be subject to such minimum vesting requirement.  Nothing in this Section 3(e) or otherwise in this Plan shall preclude the Committee, in is sole discretion, from (i) providing for continued vesting or accelerated vesting for any award under the Plan upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change of Control, or (ii) exercising its authority under Section 17(c) at any time following the grant of an award.

4.     Option Rights.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)     Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)     Each grant will specify an Option Price per Common Share, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)     Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Compensation Committee, by the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Compensation Committee.

(d)     To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)     Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)     Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.  Option Rights may provide for continued vesting or the earlier exercise of such Option Rights upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change of Control.

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(g)     Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(h)     Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)     The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)     No Option Right will be exercisable more than 10 years from the Date of Grant.

(k)     The Compensation Committee may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or Appreciation Rights payable in Common Shares or cash, or a combination of both, at the Compensation Committee’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options.  If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(l)     Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(m)     Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Compensation Committee may approve.

5.     Appreciation Rights.

(a)     The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights.  A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Compensation Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.  Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.  A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Compensation Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)     Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)     Any grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, in Common Shares or in any combination thereof.

(ii)     Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Compensation Committee on the Date of Grant.

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(iii)     Any grant may specify waiting periods before exercise and permissible exercise dates or periods.  Appreciation Rights may provide for continued vesting or the earlier exercise of such Appreciation Rights upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change of Control.

(iv)     Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(v)     Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Compensation Committee may approve.

(c)     Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.  Successive grants of a Tandem Appreciation Right may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.  For the avoidance of doubt, the Option Price of an Option Right to which a Tandem Appreciation Right relates (except with respect to awards under Section 22 of this Plan) will be equal to or greater than the Market Value per Share on the Date of Grant of such related Option Right.

(d)     Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e)     Regarding Free-Standing Appreciation Rights only:

(i)     Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)     Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)     No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.     Restricted Stock.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)     Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)     Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

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(c)     Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee on the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below.

(d)     Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee on the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)     Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.

(f)     Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier termination of restrictions on such Restricted Stock upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change of Control.

(g)     Any such grant or sale of Restricted Stock will require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock, which will be subject to the same restrictions as the underlying award.  For the avoidance of doubt, any such dividends or other distributions on Restricted Stock shall be deferred until and paid contingent upon the vesting of such Restricted Stock.

(h)     Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Compensation Committee may approve.  Unless otherwise directed by the Compensation Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.     Restricted Stock Units.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)     Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Compensation Committee may specify.

(b)     Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)     Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change of Control.

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(d)     During the Restriction Period, the Participant will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and shall have no right to vote them, but the Compensation Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e)     Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.

(f)     Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Compensation Committee may approve.

8.     Performance Shares, Performance Units and Cash Incentive Awards.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Performance Shares, Performance Units and Cash Incentive Awards.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)     Each grant will specify the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)     The Performance Period with respect to each grant of Performance Shares, Performance Units or a Cash Incentive Award will be such period of time as will be determined by the Compensation Committee, which may be subject to continued vesting or earlier lapse or other modification upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change of Control.

(c)     Any grant of Performance Shares, Performance Units or a Cash Incentive Award will specify Management Objectives regarding the earning of the award.

(d)     Each grant will specify the time and manner of payment of Performance Shares, Performance Units or a Cash Incentive Award that have been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)     Any grant of Performance Shares, Performance Units or a Cash Incentive Award may specify that the amount payable or the number of Common Shares, shares of Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed maximums specified by the Compensation Committee on the Date of Grant.

(f)     The Compensation Committee may, on the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.  Performance Units granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(g)     Each grant of Performance Shares, Performance Units or a Cash Incentive Award will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Compensation Committee may approve.

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9.     Awards to Non-Employee Directors.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to non-employee Directors.  Each grant of an award to a non-employee Director will be upon such terms and conditions as approved by the Compensation Committee, will be evidenced by an Evidence of Award in such form as will be approved by the Compensation Committee, and may provide for continued vesting or the earlier vesting of such award upon certain events, including in connection with or following a non-employee Director’s death, disability, or termination of service or a Change of Control.  Each grant will specify in the case of an Option Right, an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which (except with respect to awards under Section 22 of this Plan) will not be less than the Market Value per Share on the Date of Grant.  Each Option Right and Free-Standing Appreciation Right granted under this Plan to a non-employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided.  If a non-employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.  Non-employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Compensation Committee, all or any portion of their annual retainer, meeting fees or other fees in Common Shares, Restricted Stock, Restricted Stock Units or other awards under this Plan in lieu of cash.

10.     Other Awards.

(a)     The Compensation Committee may, subject to limitations under applicable law and under Section 3 of this Plan, authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.  The Compensation Committee shall determine the terms and conditions of such awards.  Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Compensation Committee shall determine.

(b)     Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

(c)     The Compensation Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

(d)     The Compensation Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 10 on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 10 will be deferred until and paid contingent upon the earning of such awards.

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(e)     Notwithstanding anything to the contrary contained in this Plan, any award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change of Control.

(f)     Each grant of an award under this Section 10 will be evidenced by an Evidence of Award.  Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Compensation Committee may approve, and will specify the time and terms of delivery of the applicable award.

11.     Transferability.

(a)     Except as otherwise determined by the Compensation Committee and subject to compliance with Section 18(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 10 of this Plan or dividend equivalents paid with respect to awards made under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such award granted under this Plan be transferred for value.  Except as otherwise determined by the Compensation Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)     The Compensation Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or other awards under this Plan or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12.     Adjustments.  The Compensation Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Compensation Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Compensation Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.  In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change of Control, the Compensation Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right.  The Compensation Committee shall also make or provide for such adjustments in the numbers of Common Shares specified in Section 3 of this Plan as the Compensation Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

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13.     Administration of the Plan.

(a)     This Plan will be administered by the Compensation Committee.  The Compensation Committee may from time to time delegate all or any part of its authority under this Plan to any subcommittee thereof.  To the extent of any such delegation, references in this Plan to the Compensation Committee will be deemed to be references to such subcommittee.

(b)     The interpretation and construction by the Compensation Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, a Cash Incentive Award or other awards pursuant to Section 10 of this Plan and any determination by the Compensation Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Compensation Committee will be liable for any such action or determination made in good faith.  In addition, the Compensation Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Compensation Committee.

(c)     To the extent permitted by law, the Compensation Committee or, to the extent of any delegation as provided in Section 13(a), the subcommittee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Compensation Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Compensation Committee, the subcommittee or such person may have under this Plan. The Compensation Committee or the subcommittee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Compensation Committee or the subcommittee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Compensation Committee or the subcommittee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Compensation Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Compensation Committee or the subcommittee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

14.     Detrimental Activity and Recapture Provisions.  Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy.  In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

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15.     Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Compensation Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

16.     Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit.  If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Compensation Committee, the Company shall withhold such Common Shares having a value equal to the amount required to be withheld.  Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Participant may elect, unless otherwise determined by the Compensation Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant.  The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income.  In no event shall the market value of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the maximum amount of taxes that could be required to be withheld.  Participants shall also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17.     Amendments, Etc.

(a)     The Board (and only the Board) may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 12 of this Plan, (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

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(b)     Except in connection with a corporate transaction or event described in Section 12 of this Plan or in connection with a Change of Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval.  This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.  Notwithstanding any provision of this Plan to the contrary, this Section 17(b) may not be amended without approval by the Company’s shareholders.

(c)     If permitted by Section 409A of the Code, but subject to the paragraph that follows, and including in case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or in the event of a Change of Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Compensation Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares, Performance Units or Cash Incentive Awards will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)     Subject to Section 17(b) hereof, the Compensation Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively.  Except for adjustments made pursuant to Section 12 above, no such amendment shall materially impair the rights of any Participant without his or her consent.  The Board may, in its discretion, terminate this Plan at any time.  Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

18.     Compliance with Section 409A of the Code.

(a)     To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants.  This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)     Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its affiliates.

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(c)     If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)     Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change of Control (including any installments or stream of payments that are accelerated on account of a Change of Control), a Change of Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change of Control for any purpose in respect of such award.

(e)     Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.     Governing Law.  This Plan and all grants and awards and actions taken hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

20.     Effective Date/Termination.  This Plan will be effective as of the Effective Date.  No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date.  No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.  For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable.

21.     Miscellaneous.

(a)     The Company will not be required to issue any fractional Common Shares pursuant to this Plan.  The Compensation Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)     This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

B-16

(c)     Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right.  Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)     No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)     Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)     No Participant shall have any rights as a stockholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

(g)     The Compensation Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)     Except with respect to Option Rights and Appreciation Rights, the Compensation Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code.  The Compensation Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i)     If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Compensation Committee, it shall be stricken and the remainder of this Plan shall remain in full force and effect.  Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22.     Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company.  Notwithstanding anything in this Plan to the contrary:

(a)     Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary.  Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.  The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

B-17

(b)     In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)     Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan.  In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com POLYONE CORPORATION Use the Internet to transmit your voting instructions and for electronic delivery 33587 WALKER ROAD of information up until 11:59 P.M. eastern time on May 13, 2020. Have your AVON LAKE, OH 44012 proxy and voting instruction card in hand when you access the website and  follow the instructions to obtain your records and to create an electronic voting  instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/POL2020 You may attend the meeting via the Internet and vote during the meeting. Have  the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. eastern time on May 13, 2020. Have your proxy and voting instruction  card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  D03478-P32579 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYPOLYONE CORPORATION  For Withhold For All To withhold authority to vote for any individual  All All  Except  nominee(s), mark "For All Except" and write the  The Board of Directors recommends you vote FOR ALL  number(s) of the nominee(s) on the line below. nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.  1.  Election of Directors: ! !  !  Nominees:  01)  Robert E. Abernathy  06)  Kim Ann Mink  02)  Richard H. Fearon  07)  Robert M. Patterson 03)  Gregory J. Goff  08)  Kerry J. Preete 04)  William R. Jellison  09)  Patricia Verduin  05)  Sandra Beach Lin 10)  William A. Wulfsohn For Against Abstain2.  Approval, on an advisory basis, of named executive officer compensation.  !  ! !3.  Approval of the PolyOne Corporation 2020 Equity and Incentive Compensation Plan.  !  ! !4.  Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2020.  !  ! !NOTE: Shareholders will also consider and transact any other business as may properly come before the meeting or any adjournment or postponement thereof.  THIS PROXY AND VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE  VOTED AS THE BOARD RECOMMENDS. For address changes and/or comments, please check this box and write them on  !  the back where indicated.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date PolyOne Corporation2020 ANNUAL MEETING OF SHAREHOLDERS Thursday, May 14, 20209:00 a.m. Virtually via live webcast at www.virtualshareholdermeeting.com/POL2020Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D03479-P32579

POLYONE CORPORATION This proxy and voting instruction card is solicited by the Board of Directors for use at and in connection with the Annual Meeting of Shareholders on May 14, 2020.The shares of common stock held will be voted as you specify on the reverse side. If no choice is specified, this proxy and voting instruction card will be voted FOR ALL nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. By signing this proxy and voting instruction card, you revoke all prior proxies and appoint Lisa K. Kunkle, Bradley C. Richardson, and João José San Martin, and each of them, with full power of substitution, to vote the common shares of PolyOne Corporation, held of record on March 17, 2020, on the matters shown on the reverse side hereof and on any other matters that may come before the Annual Meeting of Shareholders and all adjournments or postponements. IMPORTANT NOTICE TO PARTICIPANTS IN THE POLYONE RETIREMENT SAVINGS PLAN AND POLYONE CANADA RETIREMENT SAVINGS PROGRAM:As a participant under either the PolyOne Retirement Savings Plan or the PolyOne Canada Retirement Savings Program (each a "Plan" and together the "Plans"), Fidelity Management Trust Company and Sun Life Financial, each as Trustee of one of the Plans, have been requested to forward you important information concerning your rights as a participant in either of these Plans. The number of common shares you are eligible to direct the applicable Trustee to vote is based on your balance in the applicable Plan (based on your balance in the PolyOne Stock Fund) on March 17, 2020, the record date for the determination of shareholders eligible to vote at the Annual Meeting of Shareholders to be held on May 14, 2020.We encourage you to exercise your rights under either of the Plans. Please review the enclosed documents carefully before deciding how to direct the applicable Trustee. Because the common shares in the Plans are registered in the name of the applicable Trustee, you will not be able to direct the common shares attributable to your interest in either Plan electronically online during the Annual Meeting of Shareholders. To give a proper direction, you must vote by returning this completed proxy and voting instruction card, signed and dated, in the enclosed envelope or by following telephone or internet voting procedures set forth in this proxy and voting instruction card. Directions must be received by May 12, 2020.If you give a proper direction, the applicable Trustee will vote the common shares attributable to your interest in either of the Plans as you direct, unless otherwise required by law. If you do not give a proper direction, the applicable Trustee will vote the common shares attributable to your interest in the same proportion as the proper directions that the Trustee does receive, unless otherwise required by law. Directions received after May 12, 2020 will not be counted for common shares held in the Plans. Your direction to either of the Trustees is confidential and will not be disclosed unless required by law. As a participant under either the PolyOne Retirement Savings Plan or the PolyOne Canada Retirement Savings Program, I hereby direct Fidelity Management Trust Company as Trustee of the PolyOne Retirement Savings Plan or Sun Life Financial as Trustee of the PolyOne Canada Retirement Savings Program to vote (electronically online during the Annual Meeting of Shareholders or by proxy), as designated on the reverse side, the whole number of common shares of PolyOne Corporation that are held by the applicable Trustee and attributable to my interest in the applicable Plan on March 17, 2020, and also a proportionate number of shares as of such date to which no directions have been received, at the Annual Meeting of Shareholders to be held on May 14, 2020.Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)See reverse for voting instructions.